PURCHASE AND SALE OF LLC MEMBERSHIP INTEREST AGREEMENT

THIS PURCHASE AND SALE OF LLC MEMBERSHIP INTEREST AGREEMENT (the “Agreement”), dated as of May 11, 2009, is entered into by and between Golden Phoenix Minerals, Inc., a Nevada corporation (the “Seller”), and Win-Eldrich Gold, Inc., a Nevada corporation (“the Purchaser”).  The Seller and the Purchaser are hereinafter collectively referred to as the “Parties.”

RECITALS

WHEREAS, pursuant to that certain Operating Agreement by and between the Parties, dated September 28, 2006 (the “Operating Agreement”) the Seller is the holder of a membership interest and the Purchaser is the holder of a membership interest, the respective ownership interest amounts being in dispute, in Ashdown Project LLC, a Nevada limited liability company (the “LLC”).  Originally, Seller owned a 60% Ownership Interest (defined in the LLC’s Operating Agreement) and Purchaser owned a 40% Ownership Interest.  The Seller and Purchaser collectively own 100% of the Ownership Interests in the LLC.  Terms not defined herein shall have the meaning assigned them in the LLC’s Operating Agreement.

WHEREAS, the Seller desires to sell, or cause to be sold, Seller’s entire Ownership Interest in the LLC, and to assign and transfer certain contractual obligations, equipment, permits and other material documents contributed and/or leased to the LLC.  Purchaser desires to purchase the Seller’s entire Ownership Interest (collectively, the “Membership Interest”), and to accept, or cause the LLC to accept, as applicable, such assignment upon the terms and subject to the conditions hereinafter set forth.

WHEREAS, the Parties previously entered into a Binding Memorandum of Understanding and two related Binding Side Letter Agreements, each dated February 25, 2009 (collectively, the “MOU”), pursuant to which the Parties agreed upon the material terms of the purchase of the Membership Interest.  The parties dispute whether the MOU has expired.

WHEREAS, the Parties hereto desire to enter into an agreement which includes matters set forth in the MOU, whose documentation includes, but is not limited to, this Agreement and the related Note, Security Agreement and Deed of Trust, and certain releases related to claims among them each as defined herein (collectively, the “Transaction Documents”), which Transaction Documents shall supersede the MOU as well as any other arrangements, understandings or agreements, whether written or oral, between the Parties prior to the date hereof.

WHEREAS, in connection with the duties and obligations herein, including the sale of the Seller’s Membership Interest, the Purchaser shall pay Seller the aggregate purchase price of Five Million Three Hundred Thousand Dollars ($5,300,000) and cause the LLC to grant the Seller a security interest in the assets of the LLC, and all of Purchaser’s Ownership Interest in the LLC, as set forth herein.

WHEREAS, certain assets of the LLC are already encumbered by certain security agreements and/or leases, which are identified on Schedule 1.1(b)(i) attached hereto (“Preexisting Liens”).  Seller’s security interest will be subordinate to such Preexisting Liens.

WHEREAS, the parties intend to transfer all of Seller’s Ownership Interest under Section 3.2.3 of the Operating Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and terms contained in this Agreement, the parties hereby agree as follows:

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1.           PURCHASE OF SELLER’S MEMBERSHIP INTEREST IN THE LLC

1.1           Terms of the Purchase.

(a)           Purchase Price. Upon the Closing (as hereinafter defined), in consideration for the sale and transfer of One Hundred Percent (100%) of Seller’s Membership Interest in the LLC to Purchaser, and Seller’s release of claims against the LLC and Purchaser pursuant to the Release (defined below), the Purchaser shall issue to Seller a Secured Promissory Note, dated the date of Closing, in substantially the form attached hereto as Exhibit A (the “Note”), whereby the Purchaser promises to pay Seller Five Million Three Hundred Thousand Dollars ($5,300,000) (the “Purchase Price”), pursuant to the terms and conditions herein and as set forth in the Note.

(b)           Grant of Security Interest.  The Purchaser shall (or shall cause the LLC to, as applicable) grant Seller a security interest in certain Collateral (as that term is defined in the Security Agreement) being (except to the extent excluded) all assets of the LLC, and Purchaser’s Ownership Interest in the LLC, which Collateral shall be Seller’s sole recourse in an Event of Default (as defined in the Note), or upon any default or breach of the Security Agreement or Deed of Trust.  The form of the Security Agreement is attached hereto as Exhibit B (the “Security Agreement”).  The form of Deed of Trust is attached hereto as Exhibit C (the “Deed of Trust”).

i.           Priority of Security Interest; Subordination.  The parties acknowledge that the LLC and/or Purchaser will obtain financing to complete the Purchaser’s purchase of Seller’s Membership Interest, to provide working capital and to refinance (when and if Purchaser deems advisable) the LLC’s leases and loans.  This may occur before, at or after Closing.  In the event that a third party desires to provide Purchaser financing via an investment in, joint venture with, or loan to, the LLC secured by the assets of the LLC and/or Purchaser’s Ownership Interest, so long as the Note is still outstanding, Seller agrees to enter into an Intercreditor Agreement with such third party (in form and substance reasonably acceptable to all parties), such that Seller and the third party will each share a first priority security interest (subject to the Preexisting Liens) in pari passu as to One Million Five Hundred Thousand Dollars ($1,500,000) of their respective investment, venture or loan amounts.  Seller agrees that an additional One Million Five Hundred Thousand Dollars ($1,500,000) may be assigned to such similar priority position in pari passu, so long as: (A) title to the Ashdown Mill has vested in the LLC, and (B) Purchaser has made an additional capital contribution to the LLC of at least Five Hundred Thousand Dollars ($500,000) in cash (collectively, this amount with the initial $1,500,000, for a total of $3,000,000, is referred to as the “Priority Amount”) Seller will subordinate its loan and its security interests in the Collateral as to the balance of any principal and interest outstanding under the Note (initially this amount is $5.3M - $1.5M, or $3.8M subordinated to the Priority Amount of $3M with Seller holding $1.5M pari passu).  Seller’s security interest in the Collateral is subordinate to Preexisting Liens.  Seller agrees to release Collateral for sales and replacements and transactions in the ordinary course, including, but not limited to, off take agreements and forward sales contracts.  Seller also agrees to release its security interest in the Collateral so the LLC may “factor” or finance its accounts receivable and establish a “lock box” security interest for its cash and bank accounts.  Purchaser and the LLC may pay down and reborrow at any time the amount of the Priority Amount, from one or multiple lender/investors, and may replace the Preexisting Liens with alternate financing so long as Seller is not obligated as a guarantor on such alternate financing.  The Purchaser agrees to use (or cause the LLC to use) the proceeds received from any Priority Amount loan in the business of the LLC (which for these purposes includes refinancing of Preexisting Liens or discharge of amounts owed Seller), including payment of those certain required payments of the LLC set forth in Section 4.3.  Collateral shall not include current assests and the LLC may distribute to its members so long as no uncured Event of Default is continuing, available cash.

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ii)            Financing Mill.  Notwithstanding anything herein or in the Security Agreement or the Limited Recourse Secured Promissory Note, the Parties agree that Muller and or LLC can encumber, collateralize and seek financing for the granting of a sole first priority interest in the Ashdown Mill up to $500,000 and the lendor or investor will not be subject to the limiting provisions 1.1(b)(i).

iii)            In consideration of the foregoing, Muller and or the LLC agree to grant Seller a first right of refusal to purchase the Ashdown Mill.

(c)           Termination of Existing Litigation or Disputes.  Effective upon Closing, the Parties and the LLC shall enter into a Settlement and Release Agreement, in substantially the form attached hereto as Exhibit D (the “Release”), pursuant to which the Parties and the LLC shall agree that any and all litigation and ongoing disputes existing between the Parties shall be immediately terminated.  Not released are claims for fraud, intentional misconduct or breach of the obligations and duties under this Agreement.  The Seller shall release the LLC from any and all claims, including but not limited to, those arising under the Operating Agreement.  Although at Closing Seller will cease to be a member of the LLC, the obligations of Confidentiality under Article XII of the Operating Agreement survive and are incorporated herein, as are the dispute resolution provisions of Article XIII.

(d)           Wages & Expense Reimbursements.  Excluding Kent Aveson and David Tretbar (for whom any remaining contractual obligations including employee/employer and severance compensation (and taxes related thereto); medical insurance and expenses; other employee benefits, and expense reimbursements, the Seller shall hold the LLC harmless and remain responsible and shall discharge), the Purchaser shall hold Seller harmless from all payroll obligations of the LLC made, or required to be made, on or after December 31, 2008, including, but not limited to, all outstanding employee wages and expense reimbursements and all outstanding payroll and employment-related taxes due.  Any expenses related to employees hired and/or rehired on or after November 14, 2008 will not be the responsibility of Seller.

(e)            Release of Existing Loan Balance.  At Closing, the entire balance of any principal and interest owed on the loan from the LLC to the Seller, estimated to have a balance as of the date hereof of one hundred sixty thousand two hundred thirty dollars ($160,230.00), shall be forgiven in its entirety.

(f)            Payment to Retrievers LLC.  On or before the Closing, Perry Muller (“Muller”), or his assignee, will pay up to One Hundred Thousand Dollars ($100,000.00) of all payments made in settlement of the amounts owed by the LLC to Retrievers LLC, and prior to Closing, Seller (at its cost for any additional amounts required for settlement) shall secure a release (in a form acceptable to Purchaser) from Retrievers LLC of any claim or title in or to the Ashdown Mill with Muller becoming the sole owner of the Ashdown Mill (“Retriever’s Settlement”).  Upon completion of the Retriever’s Settlement, Muller shall lease the Ashdown Mill to the LLC, and Muller agrees to convey the Ashdown Mill to the LLC upon repayment to him by the LLC of the One Hundred Thousand Dollar ($100,000) payment made in the Retriever’s Settlement, plus a loan fee in the amount of Ten Thousand Dollars ($10,000), pursuant to that certain Side Letter Agreement dated May 13, 2009 (“Ashdown Mill Side Letter Agreement”), attached hereto as Exhibit E.

1.2           Interest Rate; Payments.  The interest rate on the Note will be calculated on a quarterly basis, commencing on April 1, 2009, and will constitute the Wall Street Journal Prime Rate plus two percent (2.00%).  Notwithstanding the foregoing, in no event will the interest rate exceed ten percent (10.00%).  Payments of principal and interest will commence one year from the date of this Agreement, and will be payable on a monthly basis, pursuant to the terms of the Note.

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1.3           Closing.  Subject to the terms and conditions of this Agreement, the closing of this Agreement shall take place on the date the Transaction Documents are entered into (the “Closing”).  At Closing: (i) all Purchaser and Seller Closing Deliverables set forth in Section 1.4 will have been delivered; and (ii) all Pre-Closing Covenants set forth in Section 4 will have been satisfied in accordance with their terms.

1.4           Effect at Closing; Deliverables.

(a)           Purchaser Deliverables. Upon Closing, the Purchaser will, or will have the LLC as applicable, deliver to the Seller: (i) the Note in the principal amount of Five Million Three Hundred Thousand Dollars ($5,300,000); (ii) an executed copy of the Security Agreement; (iii) an executed copy of the Deed of Trust; (iv) an executed copy of the Release; (v) Purchaser’s Opinion Letter; (vi) documentation evidencing Muller’s payment to Retriever’s LLC of One Hundred Thousand Dollars ($100,000) pursuant to the Retriever’s Settlement; (vii) an executed copy of the Ashdown Mill Side Letter Agreement; (viii) evidence of the cancellation of the loan referenced in Section 1.1(e); and (ix) such other documents reasonably necessary to complete the transactions contemplated herein.

(b)           Seller Deliverables.  Upon Closing, the Seller will deliver to the Purchaser: (i) an executed copy of the Security Agreement; (ii) an executed copy of the Deed of Trust; (iii) an executed copy of the Release; (iv) a bill of sale or other documentation evidencing the conveyance of the Seller’s entire Membership Interest in the LLC; (v) Seller’s Opinion Letter; (vi) such documentation as required to remove Seller and its agents as signatories from the LLC’s bank accounts; (vii) resignations by Seller’s representatives from the Management Committee; (viii) documentation evidencing completion of the Retriever’s Settlement; (ix) any documents relating to the loan in Section 1.1(e) marked “Cancelled”; (x) documents evidencing Seller’s Member Resignation pursuant to the Operating Agreement;  (xi) documents completing the transfer of assets to the LLC as provided in Section 4.1, and including but not limited to 3(h) and (k); and (xii) such other documentation reasonably necessary to complete the transactions contemplated herein.

1.5           Taxes.  Purchaser shall be solely responsible for the payment of sales, transfer, and use taxes arising out of the sale, transfer, and assignment of the Membership Interest, and to the extent of available funds cause the LLC to discharge sales and use taxes on the use of the Assigned Assets (as defined below) on or after the Closing.  Purchaser shall have no liability or responsibility for any income, franchise, or other taxes (other than income taxes based upon or measured by Purchaser’s net income) or charges or imposts of any kind relating to or arising out of Seller’s Membership Interest on or prior to Closing, or the transactions contemplated by this Agreement, except as specifically set forth herein, or the use of the Assigned Assets prior to the Closing.  Seller shall remain liable for 50% of any liabilities arising out of the LLC’s failure to pay taxes or mineral royalties, or file tax returns due prior to December 31, 2008.

2.             THE PURCHASER’S REPRESENTATIONS AND WARRANTIES.  The Purchaser hereby represents, warrants and confirms the following:

(a)            Organization and Qualification.  The Purchaser is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted.  Purchaser is duly qualified to do business in Nevada to the extent it is required to be so qualified.

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(b)           Power; Authority; Enforcement; Validity.  The Purchaser has the requisite power and authority to enter into and perform its obligations under each of the Transaction Documents in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by the Purchaser's Board of Directors and no further filing, consent, or authorization is required by the Purchaser, its Board of Directors or its shareholders.  This Agreement and as of Closing the other Transaction Documents have been duly executed and delivered by the Purchaser, and constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c)            Collateral.  Assuming the proper transfers of Assigned Assets by Seller to the LLC, the Purchaser represents and warrants to the Seller to its knowledge it and the LLC are the true and lawful owners of the Collateral, as that term is defined in the Security Agreement, having good and marketable title thereto, free and clear of all liens other than: a) the security interest granted to the Seller hereunder, (ii) the Preexisting Liens, and (iii) as set forth in Schedule 2(c) (the “Permitted Liens”).  The Purchaser shall not (nor shall it allow the LLC to) create or assume or permit to exist any lien on or against any of the Collateral, except as created or permitted hereby and the Permitted Liens and Pre-Existing Liens, and it shall promptly notify the Seller of any other lien against the Collateral and shall defend the Collateral against, and take all such action as may be necessary to remove or discharge, any other lien against the Collateral.  The Purchaser shall, or shall cause the LLC to, maintain the Collateral in good condition and repair.  The Purchaser will pay, or cause the LLC to pay, all taxes and other assessments due and owing by each of them, respectively, pertaining to the Collateral.  The LLC shall maintain in full force and effect insurance coverage on the Collateral that is prudent and customary for comparably situated companies for the business being conducted and the nature of the Collateral.

(d)           Absence of Litigation. To the knowledge of Purchaser, except as set forth on Schedule 2(d), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser or the LLC that would prevent the consummation of this Agreement or have a material adverse effect on the LLC or its business.

(e)           Access to Information.  Purchaser has had access to all information regarding the LLC that the Purchaser reasonably considers important in making the decision to purchase the Seller’s Membership Interest.  The Purchaser further represents that it had the opportunity to ask questions and receive answers from the Seller concerning the business and financial condition of the LLC.

(f)            Compliance with the Securities Laws.  The Purchaser understands that, in reliance upon the representations and warranties made by the Purchaser herein, the Seller’s Membership Interest is not being registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or being qualified under applicable state securities laws, but instead is being transferred under an exemption or exemptions therefrom.

(g)           Brokerage Commissions.  The Purchaser acknowledges that no brokerage commissions or other fees were paid by the Purchaser in connection with this transaction.

(h)           Valuation of Seller’s Membership Interest.  The Purchaser and the Seller have determined the value of the Seller’s Membership Interest based upon arm’s length negotiations.  The Purchaser understands that except as set forth herein the Seller can give no assurances that the Purchase Price is in fact the fair market value of the Membership Interest.

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(i)            Contribution Agreement.  Purchaser has, or by Closing will have, completed the assignment to the LLC of the “Assets” (as that term is defined in the Contribution Agreement made between Purchaser and the LLC on September 28, 2006), such that the LLC is required to take no additional action as to title and/or ownership of the Assets and that they have been properly assigned.  Further that there are no Assets for which consent to transfer was not obtained and to which Purchaser still holds title for the benefit of the LLC.  To the best of Purchaser’s knowledge, the LLC holds good and defensible title in and to the personal property and certain unpatented mining claims comprising the Assets, except as otherwise set forth on Schedule 2(i).

(j)            Investigations.  To the best of Purchaser’s knowledge, no judgment, order, injunction, decree, investigation, proceeding, or ruling of any court or governmental authority exists by which the assets of the LLC or its businesses are bound, or to which any of them are subject, which would have a material adverse effect on the LLC or its businesses, or Purchaser’s ability to operate the LLC businesses at the level in a manner comparable to the level and manner of Seller’s operations of the LLC’s business prior to December 31, 2008, except as shown on Schedule 2(j).

(k)           Accuracy of Representations.  No representation or warranty by Purchaser given in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact, and Purchaser represents and warrants that it has, at all times, acted in good faith in a negotiation of and in the representations made in reaching this agreement.   To Purchaser’s knowledge and belief, all Schedules prepared by Purchaser attached hereto are true, complete and accurate in all material respects.

3.            THE SELLER’S REPRESENTATIONS AND WARRANTIES.  The Seller hereby represents, warrants and confirms the following:

(a)           Power and Authority.  The Seller hereby represents and warrants that it has full power and authority to execute and deliver this Agreement and to perform its obligation under this Agreement. Seller and the consummation by the Seller of the transactions contemplated hereby and thereby, have been duly authorized by the Seller's Board of Directors and no further filing, consent, or authorization is required by the Seller, its Board of Directors or its shareholders.  This Agreement, and as of Closing the other Transaction Documents, have been duly executed and delivered by the Seller, and constitute the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(b)           Organization and Qualification.  The Seller is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted.  The Seller is duly qualified to do business in Nevada to the extent it is required to be so qualified.

(c)           Ownership of Seller’s Ownership Interest.  Seller has not at any time since its acquisition transferred, assigned or agreed to convey (including a security interest) any part or portion of its Ownership Interest.  The Seller beneficially owns all of its Ownership Interest, free and clear of any restrictions on transfer, taxes, security interests, purchase rights, contracts, commitments, equities, claims and demands.  The Seller is not a party to any purchase right, pledge agreement or other contract or commitment that could require the Seller to sell, transfer or otherwise dispose of the Seller’s Ownership Interest.  Upon the Purchaser’s purchase of the Seller’s Ownership Interest under this Agreement, the Purchaser shall obtain and be fully vested in ownership of the Seller’s Ownership Interest, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, security interests, purchase rights, contracts, commitments, equities, claims and demands, and except for any transfers by Purchaser of its Ownership Interests, Purchaser shall be the sole member of the LLC.

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(d)           Reliance.  The Seller acknowledges and agrees that the decision to sell all the Seller’s Membership Interest pursuant to this Agreement is an independent business decision and that Seller is not relying upon the Purchaser’s representations (except those made in Section 2 above), valuations, or other information provided by the Purchaser.  Seller further represents that it has had the opportunity to ask Purchaser questions of Purchaser concerning the business and financial condition of the LLC, including events occurring after December 31, 2008.

(e)           Absence of Litigation.  To the knowledge of Seller, except as set forth on Schedule 2(c) or (d), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Seller, threatened against or affecting the Seller that would prevent the consummation of this Agreement.

(f)           No Brokers.  Seller has not, directly or indirectly, in connection with the transactions contemplated hereby, (i) employed any broker, finder or agent, or (ii) agreed to pay or incur any obligation to pay any broker’s or finder’s fee or similar fee or compensation, and shall hold Purchaser harmless for any claims of compensation due, or arising from Seller’s actions.

(g)           No General Solicitation.  At no time has Seller made any form of general advertising or solicitation in connection with the offer, sale and purchase of the Seller’s Membership Interest.

(h)           Contribution Agreement.  Seller has, or before Closing will have, completed the assignments to the LLC of the “Underlying Agreements” as that term is defined in the Contribution Agreement made between Seller and the LLC on September 28, 2006 such that the LLC is required to take no additional action as to title and/or ownership in those Agreements and that they have been properly assigned. Further, that there are no Underlying Agreements for which consent was not obtained and to which Seller still holds title for the benefit of the LLC.  To the best of Seller’s knowledge each of the Underlying Agreements is in good standing and in full force and effect, and upon the completion of Seller’s transfers of the Underlying Agreements, the LLC holds good and defensible title in and to the same, except as otherwise set forth in Schedule 3(h).

(i)            Litigation.  Except as set forth in Schedule 2(d) (completed jointly by Seller and Purchaser), to the best of Seller’s knowledge, there are no actions, investigations, claims, suits or proceedings pending or, to Seller’s knowledge threatened, against the LLC or its business in any court or for any administrative agency, nor does Seller have any likely reason to believe that any such investigation, suit or proceeding will be brought which would have a material adverse effect on the LLC or its business.

(j)            Investigations.  To the best of Seller’s knowledge, no judgment, order, injunction, decree, investigation, proceeding, or ruling of any court or governmental authority exists by which the assets of the LLC or its businesses are bound, or to which any of them are subject, which would have a material adverse effect on the LLC or its businesses, or Purchaser’s ability to operate the LLC businesses at the level in a manner comparable to the level and manner of Seller’s operations of the LLC’s business prior to December 31, 2008, except as shown on Schedule 3(j).

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(k)           Property, Books and Records.  As of Closing, Seller represents that it has transferred to Purchaser or the LLC all property of the LLC within its possession and control, including, but not limited to, true, correct and complete copies of books, records, data, information, documents, maps, reports, bank accounts, permits, water rights, bonds (including those provided to the BLM and NDEP), claims, deposits, studies, certificates of deposit (whether or not in the LLC’s name, but used in its business), or other tangible or intangible personal property or realty, pursuant to Section 4.1 below.  Within two (2) business days of execution of this Agreement Seller will transfer the LLC computer, and all software and data regarding the LLC to Purchaser.  Said computer is currently at Seller’s office.

(l)            Accuracy of Representations.  No representation or warranty by Seller given in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact, and Seller represents and warrants that it has, at all times, acted in good faith in a negotiation of and in the representations made in reaching this agreement.   To Seller’s knowledge and belief, all Schedules prepared by Seller attached hereto are true, complete and accurate in all material respects.

4.           PRE AND POST-CLOSING COVENANTS

4.1           Transfers and Assignments.  Seller at its own cost agrees to, as soon as reasonably practicable but in no event later than a date as of thirty (30) days from the Closing, effect the assignment or transfer of: (i) such assignable contractual obligations, permits and other material documents contributed to the LLC as set forth in Exhibit A to the Contribution Agreement between Seller and the LLC at Exhibit C to the Operating Agreement (the “Underlying Agreements”); (ii) the leased assets and equipment set forth in Schedule 4.1(ii) hereto; (iii) true, correct and complete copies of any documents related to the Ashdown Property, including, but not limited to, geological materials, including maps, core samples, technical reports and the like, accounting documents and any loan or lease documents related to the Ashdown Property; (iv) all permits and bonds held in Seller’s name (noting, however, that such Air Quality AP 1061-1554 and 1061-1557 in Seller’s name cannot be assigned pursuant to Nevada law, but Seller agrees that Purchaser may use Seller’s permit in connection with the Ashdown Property until such reasonable date following Closing that Purchaser obtains a replacement permit) and (v) all obligations of the LLC on which Seller is a guaranlike, as set forth in Schedule 4.1(v) hereto (collectively, items (i) through (v) being the “Assigntor, surety or the ed Assets”).  To the extent that Seller is a guarantor on any of the Assigned Assets, in particular those Assigned Assets set forth in Schedule 4.1(v) hereto, the LLC shall take such actions as are reasonably necessary and available to remove Seller as a guarantor as soon as reasonably practicable following the Closing.  Such actions shall not require Purchaser to substitute its guaranty for Seller’s, nor to assume any personal liability for such obligations.  If, at any time prior to Seller’s removal as a guarantor, the LLC defaults on any payment owed on such Assigned Assets arising from amounts coming due after Closing, the LLC shall (a) immediately notify Seller of such default, and (b) be solely responsible for the immediate payment due to remedy such default and for reimbursement of any of Seller’s out of pocket expenses related to the cure of such default.  In addition, such default on payment owed by the LLC on such Assigned Assets shall constitute an “Event of Default” under the Note, as further defined in the Note.  For the avoidance of doubt, upon any Event of Default (as defined in the Note, Security Agreement or Deed of Trust), Seller’s sole recourse is to the Collateral and not to the assets of Purchaser, other than the Membership Interest.  Seller represents and warrants to its knowledge and except as set forth in the Schedules hereto, there were no existing defaults under any Assigned Assets or guaranteed obligations, and the Assigned Assets have not been used to securitize any of Seller’s obligations or liabilities. From the Closing until such date that all obligations and payments of principal and interest under the Note have been satisfied, the LLC agrees that all leases and loans on any of the Assigned Assets will remain current and in good standing.

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4.2           Ashdown Mill Side Letter Agreement.  Prior to, and as a condition to Closing, Muller shall enter into a Binding Side Letter Agreement with the LLC and Seller (“Ashdown Mill Side Letter Agreement”), whereby Muller promises to convey the Ashdown Mill to the LLC upon the LLC’s repayment of One Hundred Thousand Dollars ($100,000) paid by Muller, or his assignee, in connection with the Retriever’s Settlement, plus a loan fee in the amount of Ten Thousand Dollars ($10,000) for a total repayment of One Hundred Ten Thousand Dollars ($110,000), and which also provides the LLC the option to purchase the Ashdown Mill in certain circumstances as more particularly set forth in the Ashdown Mill Side Letter Agreement, with Seller agreeing to enter into the documentation related to its agreed to portion of the Retriever’s Settlement upon Closing at its sole additional expense.

4.3           Repayment Obligations of LLC.  Further, Purchaser covenants that the following payment obligations of the LLC will be repaid out of the first monies raised from any new financing source, whether related or unrelated, directly or indirectly, whether via an investment in or loan to the LLC, in the following order:

(a)           All unpaid and currently due obligations and expenses of the LLC.

(b)           Excluding Kent Aveson and David Tretbar, all payroll obligations of the LLC made, or required to be made, on or after December 31, 2008, including, but not limited to, all outstanding employee wages and expense reimbursements and all outstanding payroll and employment-related taxes due within twelve (12) months of Closing.

(c)           All obligations of the LLC required to be made to Tetra Financial Group, LLC (“Tetra”) to bring the LLC current in its contractual obligations, or otherwise pay in full, settle or compromise as to any amounts owed by the LLC to Tetra.

(d)           That certain promissory note made by the LLC to Muller, or his assignee, in the principal amount of One Hundred Ten Thousand Dollars ($110,000) pursuant to the Ashdown Mill Side Letter Agreement.

(e)           That certain obligation of the LLC to repay the loan in the aggregate amount of Eighty-Seven Thousand Dollars ($87,000) made by Seller to the LLC between February and March, 2009, which loan provided an infusion of capital to meet the LLC’s immediate working capital needs.

(f)           Any excess available funds may be used for any purpose.

4.4           Ashdown Mining LLC.  Seller agrees, on a best efforts basis, to enter into negotiations with the Ashdown Mining LLC to reduce or eliminate any net smelter royalty (“NSR”) obligation, such that there will be no NSR attached to the property of the LLC within twelve (12) months of the date hereof.  Any costs associated with the production payment contract with the Ashdown Mining LLC will be borne by Seller.

4.5           Known and Unknown Contingent Liabilities; Indemnification.  Except as expressly set forth in Sections 1.1(d), 4.1, 4.4, this 4.5, 4.8, 4.10, 4.11 and 4.12 the Purchaser hereby agrees to indemnify and hold Seller harmless from any claims or liabilities arising from, or relating to, the operations of the LLC.  Notwithstanding the foregoing, LLC and Seller agree to share evenly expenses related to liabilities or claims made or asserted by a claimant within twelve (12) months of Closing arising from or relating to the operations of the LLC accruing from events prior to December 31, 2008, which liability was not actually known by Purchaser before Closing or disclosed in this Agreement to Purchaser by Seller on Schedule 4.5, which costs, liabilities and expenses may be offset against the Note as provided in Section 4.9 below.

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4.6           Perfection of Security Interest.  The Parties agree to, within two (2) business days of Closing, take such steps as are reasonably necessary in order to perfect the security interest granted under the Security Agreement in favor of Seller, including, but not limited to, the filing of a UCC-1 Financing Statement with the Nevada Secretary of State, and the filing of the Deed of Trust with the appropriate entity as reasonably designated by Seller and the applicable office of Humboldt County, Nevada, with respect to the “Ashdown Property” as defined in the Security Agreement, in forms reasonably acceptable to Seller.

4.7           Board Representation.  Effective at Closing, or as soon thereafter as reasonably practicable pursuant to the Parties’ respective corporate governance guidelines, Seller shall have the right to appoint one (1) representative to serve on the Board of Directors of Purchaser, and Purchaser shall have the right to appoint one (1) representative to serve on the Board of Directors of Seller.  Such representatives shall be appointed pursuant to the Parties’ respective Bylaw provisions and the corporate laws of such party’s jurisdiction of incorporation governing the election of directors and shall serve on the respective Boards for such term of office as is customary for each entity, but in no event shall such term be for a period less than one (1) year.

4.8            Attorneys’ & Accounting Fees.  The Parties agree to individually and separately pay fifty percent (50%) of all year-end reasonable legal and accounting costs related to the preparation of the LLC’s year-end financials for the year ended December 31, 2008.

4.9           Note Setoff.  To the extent this Agreement provides for costs or expenses to be incurred or shared by Seller, Purchaser shall have a right of offset for amounts due from Seller against amounts due under the Note.

4.10          Profits and Losses.  The profits and losses of the LLC shall be allocated to the Parties based on the number of days of the year Seller was a member.

4.11          DRC Liabilities.  Seller agrees to share equally in the payment of all litigation costs, expenses, attorney fees and expenses, judgments or settlements incurred by, or charged to, the LLC in any action, potential or threatened action by DRC against the LLC involving the sale and purchase of molybdenum pursuant to that certain Life of Mine Contract between Seller and DRC assigned to the LLC, up to a maximum potential liability of Seller of Two Hundred Fifty Thousand Dollars ($250,000), which amount shall be offset against the Note pursuant to Section 4.9 above.

4.12          Tetra Liabilities – Purchaser shall have a right of offset against amounts due under the Note of up to fifty percent (50%) of amounts due in the payment of all litigation costs and expenses, attorney fees and expenses, judgments or settlements incurred by, or charged to the LLC resulting from the Tetra action identified in Schedule 2(d).

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5.             MISCELLANEOUS PROVISIONS

5.1           Entire Contract.  This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.  The parties acknowledge that this Agreement supersedes all previous understandings, written or oral, including, but not limited to, the MOU dated February 25, 2009, with respect to the subject matter hereof.

5.2           Survival of Representations, Warranties and Covenants.  All representations and warranties made by the Seller and the Purchaser herein shall survive the execution of this Agreement and the sale and delivery of the Seller’s Membership Interest.

5.3           Currency.  All amounts referenced and set forth herein and in any of the Transaction Documents shall be in lawful money of the United States.

5.4           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, as such laws are applied to contracts entered into and performed in such state without regard to that state’s conflict-of-laws rules.

5.5           Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Seller and the Purchaser and the legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law or otherwise, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.  No party to this Agreement may assign, transfer or delegate its duties of or under this Agreement without the prior written consent of the non-assigning party.

5.6           Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery or sent by facsimile, addressed (i) if to Purchaser, at the address set forth on the signature page hereto or such other address as it has furnished to the Seller in writing in accordance with this subsection, or (ii) if to Seller, at the address set forth on the signature page hereto or such other address as it has furnished to the Purchaser in writing in accordance with this subsection.  A notice shall be deemed effectively given, (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not, then on the next business day; (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

5.7           Waivers and Amendments.  No provision of this Agreement or any other Transaction Document may be amended, waived or modified other than by a document signed by the Purchaser and the Seller (as of the effective date of such action).

5.8           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

5.9           Severability.  In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.

5.10         Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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5.11         Cooperation.  Each party shall use all reasonable good faith efforts to make or file all required notifications and to obtain all consents, approvals and authorizations which must be obtained by such party in order to consummate the transactions contemplated hereby.  Each party covenants and agrees to promptly furnish to the other all information and data in its possession requested in writing by the requesting party which such furnishing party has the right to disclose and which is reasonably necessary in order to assist the requesting party to give the necessary notices or secure the permits, licenses and approval required as contemplated by this Agreement.

5.12         Opinions of Counsel.

(a)           Seller shall provide an opinion from legal counsel as to matters normally addressed in transactions of this nature, including, but not limited to, Seller’s power, authority, capacity, enforceability and absence of any conflict with other agreements of Seller or any threatened or known litigation/investigations.

(b)           Purchaser shall provide an opinion from legal counsel as to matters normally addressed in transactions of this nature, including, but not limited to, Purchaser’s power, authority, capacity, enforceability, absence of any conflict with other agreements of Purchaser or any threatened or known litigation/investigations and perfection of security interest granted.

5.13         Material Adverse Effect.  In the event of a material adverse effect prior to Closing on a portion of the assets or business of the LLC, including that such assets are damaged or destroyed, or if condemnation proceedings are threatened or commenced against all or a portion of the real property of the LLC, upon Purchaser’s giving notice of such material adverse effect and Seller’s receipt of notice, either party shall then have the right, exercisable to terminate this Agreement in which case neither party shall any further rights or obligations hereunder.

5.14         Future Cooperation.  Each party acknowledges that the LLC may be a party to audits, investigations, litigation and other proceedings following the Closing which relate to the LLC’s business or assets, and covenants to fully cooperate with the other in the handling or defense of such matters and to maintain and make available to the other upon reasonable request any and all files and business records and any and all individuals employed by the other party hereto who’s testimony or knowledge is necessary or useful with respect to the issues involved in such matters or preparation therefore.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first indicated above.

PURCHASER:

WIN-ELDRICH GOLD, INC.

/s/ Perry D. Muller
Name: Perry D. Muller
Title: President

Address: PO Box 3540
Silver Springs, NV 89429

SELLER:

GOLDEN PHOENIX MINERALS, INC.

/s/ David A. Caldwell
Name: David A. Caldwell
Title: Chief Executive Officer

Address: 1675 East Prater Way, #102
Sparks, NV 89434

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EXHIBIT A

SECURED PROMISSORY NOTE

Confidential

LIMITED RECOURSE SECURED PROMISSORY NOTE

$5,300,000	Made as of May 13, 2009

For value received, Win-Eldrich Gold, Inc., a Nevada corporation (“Maker”) HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of Golden Phoenix Minerals, Inc., a Nevada corporation (“Holder” or “Company”), the principal sum of Five Million Three Hundred Thousand Dollars ($5,300,000) (the “Principal Amount”) together with simple interest on the unpaid Principal Amount at a rate equal to the Wall Street Journal Prime Rate plus two percent (2.00%), computed on a quarterly basis beginning April 1, 2009 and payable pursuant to the terms of this Note (the “Interest Rate”).  Notwithstanding the foregoing, or any other provision contained herein, in no event shall the Interest Rate exceed ten percent (10.00%).

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder hereof, by the acceptance of this Note, agrees:

1.           SECURITY AGREEMENT AND LIMITED RECOURSE TO MAKER.

a) Maker’s obligations under this Note are secured by a security interest in certain Collateral granted by Maker and Ashdown Project LLC, a Nevada limited liability company (the “LLC”) to the original Holder of this Note pursuant to the terms of a certain Security Agreement by and between Maker, LLC and Holder, dated the date hereof and attached hereto as Exhibit A, which agreement is incorporated herein by reference.  As used herein, “Collateral” means the assets and property of the LLC defined in the Security Agreement as well as One Hundred Percent (100%) of Maker’s ownership interest in the LLC, now existing or hereafter acquired which may at any time be or become subject to a security interest in favor of Holder securing the payment and performance of Maker’s obligations under this Note and as more specifically described in the Security Agreement.

b)  This Note shall be limited recourse against Maker and its successors in interest.  The sole recourse of the Company (or any successor in interest to or assign of Company) for the collection of amounts owed, or the enforcement of rights arising hereunder, shall be foreclosure (without rights of deficiency) on that LLC membership interest pledged as collateral and the Collateral (as defined in the Security Agreement) owned by the LLC in which a security interest is given to secure this Note pursuant to the Security Agreement (and Deed of Trust) made by Maker, and dated evenly herewith, and no other property of Maker or LLC, or their successors in interest, shall be subject to levy, execution or other enforcement action in connection with this Note, or the Maker’s payment of the Purchase Price (defined under the Purchase Agreement (defined below)).

2.           PRIORITY OF SECURITY INTEREST; SUBORDINATION.  As set forth in Section 1.1(b)(i) of the Purchase and Sale of LLC Membership Interest Agreement dated the date hereof between Maker and Holder (“Purchase Agreement”) pursuant to which this Note is being issued, in the event that a third party desires to provide Maker financing via an investment in or loan to the LLC secured by the assets of the LLC and/or Maker’s Ownership Interest, so long as this Note is still outstanding, Holder agrees to enter into an Intercreditor Agreement with such third party (in form and substance reasonably acceptable to all parties), such that Holder and the third party will share a first priority security interest (subject to the Preexisting Liens, as set forth in the Purchase Agreement) in pari passu as to One Million Five Hundred Thousand Dollars ($1,500,000) of their respective investment or loan amounts.  An additional One Million Five Hundred Thousand Dollars ($1,500,000) may be assigned to such similar priority position in pari passu,  (collectively, with the initial $1,500,000, such amounts being referred to as the “Priority Amount”), so long as (A) title to the Ashdown Mill has vested in the LLC and (B) Maker has made an additional capital contribution to the LLC of at least Five Hundred Thousand Dollars ($500,000) in cash and Holder will subordinate its loan and its security interest in the Collateral as to the balance of any principal and interest outstanding under this Note, providing such documentation as reasonably requested by Maker evidencing such subordination within five (5) business days of request.

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Notwithstanding anything herein or in the Security Agreement or the Purchase and Sale Agreement, the Parties agree that Muller and or LLC can encumber, collateralize and seek financing for the granting of a sole first priority interest in the Ashdown Mill up to $500,000 and the lendor or investor will not be subject to the limiting provisions 1.1(b)(i).

3.           PAYMENT TERMS.  This Note is to be paid over a seventy-two (72) month term.  Commencing one (1) year from the Closing (defined in the Purchase Agreement), and on the same day of each month thereafter, through and including a payment due 30 days prior to the seventh anniversary date of the Closing on May 13, 2016, Maker shall make seventy-two (72) monthly payments of principal and interest to Holder payable by check, money order or wire transfer of immediately available funds.  Notwithstanding the above, any unpaid Principal Amount, together with any unpaid accrued interest thereon, shall be due and payable on the earlier of (i) the seventh anniversary of the Closing (the “Maturity Date”) and (ii) the date on which such amounts are made automatically due and payable upon or after the occurrence of an Event of Default (as defined below), at the principal offices of the Company or by mail to the address of the registered holder of this Note in lawful money of the United States, except to the extent this Note (or a portion hereof) shall have been previously prepaid pursuant to Section 4 hereof.

4.           DEFAULT. An “Event of Default” will occur if any of the following happens and such default is not cured, unless otherwise provided in this Section 4, within a fifteen (15) business-day period, or in the case of a non-monetary default thirty (30) calendar days or such other reasonable period of time to cure if cure cannot be reasonably accomplished within such time, after Holder has given Maker written notice of such default:

(a)           Maker fails to make any payment of principal or interest when due hereunder.

(b)           Maker breaches any material obligation to the Holder under this Note, or Maker fails to perform promptly at the time and in the manner provided in this Note.

(c)           Maker’s commencement of a case or other proceeding (i) relating to the Maker under bankruptcy laws, as now or hereafter constituted, or any other applicable bankruptcy, insolvency or other similar laws, (ii) seeking the assignment for the benefit of creditors, or the Maker becomes a debtor or alleged debtor in a case under the U.S. Bankruptcy Code or becomes the subject of any other bankruptcy or similar proceeding for the general adjustment of its debts; (iii) seeking the appointment of a receiver, liquidated, assignee, custodian, trustee, sequestrator (or similar official) of the Maker for all or substantially all of the Maker’s property, or (iv) seeking the winding-up or liquidation of the Maker’s affairs.

(d)           (i) An order for relief with respect to Maker is entered under bankruptcy laws, as now or hereafter constituted, or any other applicable bankruptcy, insolvency or other similar law, or (ii) any other order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of Maker, a receiver, trustee or liquidator of Maker, or for all or substantially all of its property, or a sequestering of all or substantially all of the property of Maker, and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of ninety (90) consecutive days after the date of entry thereof.

(e)           The dissolution of any entity status of the Maker, as applicable.

(f)            Maker or LLC defaults on such obligations or Assigned Assets (as that term is defined in the Purchase Agreement) of the LLC on which Holder is a guarantor, surety or the like, pursuant to Section 4.1 of the Purchase Agreement, which default results in a final judgment being rendered by a federal or state court, or other administrative proceeding, after the date hereof, against the Holder.

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Upon the occurrence of any Event of Default, all Principal Amounts (and accrued but unpaid interest thereon) outstanding under this Note shall become immediately due and payable in full without further notice, presentment or demand by the Holder.  The Holder, at its option, shall have the right to demand payment of less than all of the Principal Amounts (and accrued but unpaid interest thereon) due and payable under this Note, and if the Holder demands such lesser amount, the Maker shall execute and deliver to the Holder a new Note, dated the date hereof, evidencing the right of the Holder to the balance of the Note not demanded by the Holder upon the same terms and conditions set forth herein.

5.             PREPAYMENT.  Maker may at any time, without penalty, upon at least thirty (30) days’ advance written notice to the Holder, prepay in whole or in part the unpaid balance of this Note.  All payments will first be applied to the repayment of accrued interest until all then outstanding accrued interest has been paid, and then shall be applied to the repayment of principal.

6.             OTHER PROVISIONS RELATING TO INTEREST AND CHARGES. Notwithstanding any other provision contained in this Note or in any agreement, document or instrument related to the transaction of which this Note is a part:  (a) the Interest Rate, charges and the payments provided for herein and therein shall in no event exceed the rates and charges and the payments which would result in interest being charged at a rate exceeding the maximum allowed by law; and (b) if, for any reason whatsoever, the holder hereof ever receives as interest (or as a charge in the nature of interest) in connection with the transaction of which this Note is a part an amount which would result in interest being charged at a rate exceeding the maximum allowed by law, such amount or portion thereof as would otherwise be excessive Interest shall automatically be applied toward reduction of the unpaid principal balance then outstanding hereunder.  Any such amount shall not be applied toward payment of interest (or toward payment of a charge in the nature of interest).

7.             RIGHT OF OFFSET.  To the extent the Purchase Agreement provides for costs or expenses to be incurred or shared by Holder or allows offset, Maker shall have a right of offset against amounts due under this Note.

8.             NO AMENDMENT OR WAIVER EXCEPT IN WRITING.  This Note may be amended or modified only by a writing duly executed by Maker and Holder, which expressly refers to this Note and the intent of the parties so to amend this Note.  No provision of this Note will be deemed waived by Holder, unless waived in a writing executed by Holder, which expressly refers to this Note, and no such waiver shall be implied from any act or conduct of Holder, or any omission by Holder to take action with respect to any provision of this Note or the Security Agreement.  No such express written waiver shall affect any other provision of this Note, or cover any default or time period or event, other than the matter as to which an express written waiver has been given.

9.             NO BENEFIT.  Nothing expressed in or to be implied from this Note is intended to give, or shall be construed to give, any person or entity, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Note or under or by virtue of any provision herein.

10.           ATTORNEYS’ FEES.  In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Note, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Note, including attorneys’ fees.

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11.           TRANSFER.  Neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without Maker’s prior written consent, which Maker may withhold in its sole discretion; provided, however, that this Note may be assigned, conveyed or transferred, in whole or in part, without the prior written consent of Maker to any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Holder.  The rights and obligations of Maker and Holder under this Note shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

12.           GOVERNING LAW.  This Note shall be governed by and construed under the internal laws of the State of Nevada as applied to agreements among Nevada residents or Nevada entities entered into and to be performed entirely within Nevada, without reference to principles of conflict of laws or choice of laws.

13.           HEADINGS.  The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note.  All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

14.           NOTICES.  Unless otherwise provided, any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries when addressed to the party to be notified at the address indicated for such party on the signature page to this Note, or at such other address as any party or Maker may designate by giving ten (10) days’ advance written notice to all other parties.

15.           SEVERABILITY.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

16.           MISCELLANEOUS.

(a)           The meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined.

(b)           References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto.

(c)           References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to.

(d)           Any captions and headings are for convenience of reference only and shall not affect the construction of this Note.

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(e)           The rights and remedies of Holder as provided in this Note and in the Security Agreement shall be cumulative and concurrent and may be pursued singly, successively or together against Maker, or any other persons or entities who are, or may become liable for all or any part of this indebtedness, and any other funds, property or security held by Holder for the payment hereof, or otherwise, at the sole discretion of Holder.  Failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights or remedies, or the right to exercise them at any later time.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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IN WITNESS WHEREOF, the Maker has caused this SECURED PROMISSORY NOTE to be signed in its name as of the date first above written.

MAKER

WIN-ELDRICH GOLD, INC.

By:           /s/ Perry D. Muller

Name:      Perry D. Muller

Title:        President

Address:                PO Box 3540
Silver Springs, NV 89429

HOLDER / COMPANY

GOLDEN PHOENIX MINERALS, INC.

By:           /s/ Dave A. Caldwell

Name:      Dave A. Caldwell

Title:        Chief Executive Officer

Address:                1675 East Prater Way, #102
Sparks, NV 89434

EXHIBIT A

SECURITY AGREEMENT

EXHIBIT B

SECURITY AGREEMENT

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) is dated as of May 11, 2009 between Win-Eldrich Gold, Inc., a Nevada corporation (“WEG”), Ashdown Project, LLC, a Nevada limited liability company (“LLC”) (WEG and the LLC each being referred to herein as “Debtor” or collectively as “Debtors”), and Golden Phoenix Minerals, Inc., a Nevada corporation (“Secured Party”).

RECITALS

WHEREAS, on or about May 11, 2009, WEG and Secured Party entered into that certain Purchase and Sale of LLC Membership Interest Agreement, (the “Purchase Agreement”), and WEG issued a Secured Promissory Note dated May 11, 2009 (the “Note”) in favor of Secured Party to be secured by that certain security interest as granted and provided for herein, as well as a Deed of Trust dated May 11, 2009 (the “Deed of Trust”) to be issued by the LLC in favor of Secured Party (this Agreement, the Purchase Agreement, the Note and the Deed of Trust, and any exhibits or attachments thereto, all as may be modified or amended from time to time, including, but not limited to such other deeds of trust and security agreements as may secure Debtors’ obligations hereunder, are collectively referred to herein as the “Transaction Documents”).

WHEREAS, in connection with the sale of one hundred percent (100%) of Secured Party’s ownership interest in the LLC to WEG and the accompanying transfer of the Deed of Trust, for WEG’s payment of Five Million Three Hundred Thousand Dollars ($5,300,000) (the “Purchase Price”), as evidenced by the Note, the LLC agrees to grant Secured Party a security interest in all of the assets of the LLC and WEG agrees to grant Secured Party a security interest in WEG’s ownership interest in and to the LLC to collectively secure payment of the Note pursuant to the terms and conditions as set forth herein and in the Transaction Documents.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.  All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Transaction Documents. The term “State,” as used herein, means the State of Nevada.  All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein.  However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9.  The term “Obligations,” as used herein, means all of the indebtedness under the Note of WEG to the Secured Party, and the term “Event of Default,” as used herein, means the failure of the Debtors to pay or perform any of the Obligations as and when due to be paid or performed under the terms of the Transaction Documents.

2.             Grant of Security Interest.  The Debtors hereby grant to the Secured Party, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Secured Party the following properties, assets and rights of the LLC, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): (i) all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), (ii) instruments (including promissory notes), (iii) documents, (iv) accounts (including notes receivable, health-care-insurance receivables), (v) chattel paper (whether tangible or electronic), (vi) deposit accounts, (vii) letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), (viii) commercial tort claims, securities and all other investment property, (ix) supporting obligations, (x) any other contract rights or rights to the payment of money, (xi) insurance claims and proceeds, (xii) all Equipment of the LLC, (xiii) all general intangibles (including all payment intangibles), (xiv) all of WEG’s interest in and to the LLC, and (xv) any real property owned by the LLC, including patented and unpatented mining claims and assignments of all assignable licenses, registrations and other authorizations or notifications required to own and operate the mine located therein (as set forth in a Deed of Trust delivered herewith); provided, however, that notwithstanding anything to the contrary contained herein, Collateral shall not include: (a) any Equipment that is subject to a purchase money lien or a Permitted Lien in favor of any Person if the documents relating to such lien do not permit other liens; (b) any general intangible or investment property that, on the date hereof, is the subject of an enforceable written agreement which specifically prohibits assignment but only to the extent (A) of such prohibition and (B) that the terms and provisions of such written agreement (x) expressly prohibit the granting of a security interest therein or condition the granting of a security interest therein on the consent of a third party whose consent has not been obtained or (y) would cause, or allow a third party to cause, forfeiture of such property upon the granting of a security interest therein; (c) accounts receivable if subject to a “factoring” arrangement; (d) assets the subject of a “lock box” agreement with a bank that has provided financing; (e) minerals and inventory existing or produced in the future that are subject to “off take” agreements and “forward sales” contracts or the proceeds therefrom; (f) so long as no uncured Event of Default is continuing, cash in the LLC’s bank account; and (g) so long as no Event of Default is continuing, insurance or condemnation claims and proceeds used for repair or replacement. The Secured Party acknowledges that the attachment of its security interest in any additional commercial tort claim as original collateral is subject to the Debtors’ compliance with Section 5.6.  “Equipment” means all of the LLC’s equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or with any Transaction Document or hereafter furnished to the Secured Party by the Debtors.  Secured Party hereby releases its security interest in Collateral for sales, replacements and transactions in the ordinary course of business.

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3.             Authorization to File Financing Statements.  The Debtors hereby irrevocably authorize the Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto, that (a) indicate the Collateral (i) as all assets of the LLC and all of WEG’s interest in or to the LLC, or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization and any organizational identification number issued to the Debtor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Debtors agree to furnish any such information to the Secured Party promptly upon the Secured Party’s request.

4.             Priority of Security Interests.  In the event that a third party desires to provide Debtors financing via an investment in or loan to the LLC secured by the assets of the LLC and/or WEG’s ownership interest in the LLC, so long as the Note is still outstanding, Secured Party agrees to enter into an Intercreditor Agreement with such third party (in form and substance reasonably acceptable to all parties), such that Secured Party and the third party will share a first priority security interest (subject to the Preexisting Liens) in pari passu as to One Million Five Hundred Thousand Dollars ($1,500,000) of their respective investment or loan amounts.  An additional One Million Five Hundred Thousand Dollars ($1,500,000) may be assigned to such similar priority position in pari passu, so long as (A) title to the Ashdown Mill has vested in the LLC and (B) Purchaser has made an additional capital contribution to the LLC of at least Five Hundred Thousand Dollars ($500,000) in cash (collectively, with the initial $1,500,000, such amounts being referred to as the “Priority Amount”), and Seller will subordinate its loan and its security interest in the Collateral as to the balance of any principal and interest outstanding under the Note.  Further, Seller agrees to release Collateral for sales and replacements and transactions in the ordinary course, including, but not limited to, off take agreements and forward sales contracts.  Seller’s security interest is further subordinated to Preexisting Liens (as defined in the Purchase Agreement).

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5.             Other Actions.  To further the attachment, perfection and priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in the Collateral, and without limitation on the Debtors’ other obligations in this Agreement, the Debtors agree, in each case at the Debtors’ expense, to take the following actions with respect to the following Collateral:

5.1           Promissory Notes and Tangible Chattel Paper.

a.             If the LLC shall at any time hold or acquire any other promissory notes or tangible chattel paper that constitute Collateral, the Debtors shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time reasonably specify and consistent with the treatment of the Notes described in Section 5.1 (a) and (b) above.

5.2           b.            Collateral in the Possession of a Bailee.  If any Collateral is at any time in the possession of a bailee, the LLC shall promptly notify the Secured Party thereof and, at the Secured Party’s request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Secured Party, that the bailee holds such Collateral for the benefit of the Secured Party, and that such bailee agrees to comply, without further consent of the LLC, with instructions from the Secured Party as to such Collateral.  The Secured Party agrees with the LLC that the Secured Party shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the LLC with respect to the bailee.

5.3           Other Actions as to Any and All Collateral.  The Debtors further agree, at the request and option of the Secured Party, to take any and all other reasonable actions the Secured Party may determine to be necessary or useful for the attachment, perfection and priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in WEG’s ownership interest in the LLC and any and all of the Collateral of the LLC, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Debtor’s signature thereon is required therefor, (b) causing the Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to Secured Party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Secured Party and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Secured Party to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

6.             Relation to Other Security Documents.  The provisions of this Agreement supplement the provisions of any real estate mortgages or deed of trusts granted by the LLC to the Secured Party which secures the payment or performance of any of the Obligations.  Nothing contained in any such real estate mortgage or deed of trust shall derogate from any of the rights or remedies of the Secured Party hereunder.

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7.             Representations and Warranties Concerning Debtors’ Legal Status.    The Debtors each represent and warrant to the Secured Party as follows: (a) each Debtor’s exact legal name is that indicated on the signature page hereof, (b) each Debtor is an organization of the type, and is organized in the jurisdiction set forth in the preamble of this Agreement and on the signature page hereof, (c) the signature page hereof accurately sets forth each Debtor’s organizational identification number, (d) the Purchase Agreement accurately sets forth each Debtor’s place of business or, if more than one, its chief executive office, as well as each Debtor’s mailing address, if different, and (e) all other information set forth herein or in the Transaction Documents concerning either Debtor’s name, address and/or organizational identification number is accurate and complete.

8.             Covenants Concerning Debtors’ Legal Status.  Each Debtor covenants with the Secured Party as follows: (a) without providing at least thirty (30) days prior written notice to the Secured Party, each Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if either Debtor does not have an organizational identification number and later obtains one, such Debtor shall forthwith notify the Secured Party of such organizational identification number, and (c) neither Debtor will change its type of organization, jurisdiction of organization or other legal structure.

9.             Representations and Warranties Concerning Collateral, etc.  Each Debtor further represents and warrants to the Secured Party as follows: (a) that except as provided in the Purchase Agreement each Debtor is the owner of its respectively owned Collateral, free from any right or claim or any person or any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement, and such interests as are set forth in the Schedules to the Purchase Agreement, (b) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in Section 9-102(a)(34) of the Uniform Commercial Code of the State, (c) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, and (d) neither Debtor holds a commercial tort claim except as previously disclosed to the Secured Party.  The LLC represents that since the date of Closing it has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, and all other information set forth herein and in any exhibits attached hereto pertaining to the Collateral is accurate and complete.

10.           Covenants Concerning Collateral, etc.  The LLC further covenants with the Secured Party, as regards the assets of the LLC, as follows: (a) as of the date hereof, the tangible Collateral, to the extent not delivered to the Secured Party pursuant to Section 5, is located only in the states and at the address, as identified on Exhibit B attached hereto and (i) the LLC will not permit any tangible Collateral to be located in any state (and, if county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest, and (ii)  the LLC will not remove the Collateral from such locations, without providing at least thirty (30) days prior written notice to the Secured Party, (b) except as otherwise previously disclosed to or known by the Secured Party, the LLC shall be the owner of the Collateral free from any right or claim of any other person, lien, security interest or other encumbrance, and the LLC shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party, (c) except as allowed in the Purchase Agreement, the LLC shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any security interest, lien or encumbrance in the Collateral in favor of any person other than the Secured Party, (d) the LLC will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon, (e) the LLC will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located, (f) the LLC will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement, (g) the LLC will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, and (h) the LLC will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for (i) approved by Secured Party in advance, (ii) sales of inventory in the ordinary course of business, (iii) replacement in the ordinary course or upon casualty; or (iv) as otherwise allowed herein or in the Purchase Agreement.

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11.           Collateral Protection Expenses; Preservation of Collateral.  In the Secured Party’s discretion, if the Debtors fail to do so after written notice and a minimum of ten (10) business days to cure, and if the cure cannot be completed within that time, a reasonable time thereafter, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums.  The Debtors agree to reimburse the Secured Party on demand for all expenditures so made.  The Secured Party shall have no obligation to the Debtors to make any such expenditures, nor shall the making thereof be construed as the waiver or cure of any Default or Event of Default.

12.           Securities and Deposits.  The Secured Party may at any time after written notice of default and Debtor’s opportunity to cure a Default and Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Secured Party may following and during the continuance of a Default and Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral.

13.           Notification to Account Debtors and Other Persons Obligated on Collateral.  If after written notice of the default and Debtor’s opportunity to cure an Event of Default shall be continuing, the LLC shall, at the written request and option of the Secured Party, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party’s agent therefor, and the Secured Party may itself, if a Default or an Event of Default shall have occurred and be continuing, without notice to or demand upon the Debtors, so notify account debtors and other persons obligated on Collateral. The Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Secured Party to the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

14.           Power of Attorney.

Appointment and Powers of Secured Party.  Each Debtor individually, and both Debtors collectively, hereby irrevocably constitute and appoint the Secured Party and any officer or agent thereof, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Debtors or in the Secured Party’s own name  , to do the following only:

to the extent that the Debtors’ authorization given in Section 3 is not sufficient, and upon Debtors’ failure to do so on written request, to file such financing statements with respect hereto, with or without the Debtor’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Debtors’ name such financing statements and amendments thereto and continuation statements which may require the Debtors’ signature.

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15.           Rights and Remedies.  If an Event of Default shall have occurred and be continuing after providing Debtors with written notice and an opportunity to cure, the Secured Party shall have the rights and remedies of a secured party under the Uniform Commercial Code of the State.  The Secured Party may in its discretion require the Debtors to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Debtors’ principal office(s) or at such other locations as the Secured Party may reasonably designate.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Debtors at least five business days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made.  Notwithstanding anything herein to the contrary, it is understood and Secured Party agrees and acknowledges that in an Event of Default, Secured Party's sole recourse for any default under the Note or this Agreement shall be the Collateral as set forth herein without deficiency, and without recourse to WEG, its successors, or their respective assets other than the LLC Membership Interest.

16.           No Waiver by Secured Party, etc.  No reasonable delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

17.           Proceeds of Dispositions; Expenses. The LLC shall pay to the Secured Party on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Secured Party in protecting, preserving or enforcing the Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of the Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Secured Party may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Debtor. In the absence of final payment and satisfaction in full of all of the Obligations, the Debtors shall in no circumstances remain liable for any deficiency as the obligations under the Note, Security Agreement and Deed of Trust are limited recourse to WEG with the Secured Party’s sole recourse being to the Collateral.

18.           Governing Law; Consent to Jurisdiction.  THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA.  The Debtors agree that any action or claim arising out of, or any dispute in connection with, this Agreement, any rights, remedies, obligations, or duties hereunder, or the performance or enforcement hereof or thereof, may be brought in the courts of the State or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Debtors by mail at the address specified in the Purchase Agreement.  The Debtors hereby waive any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

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19.           Miscellaneous.  The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon each Debtor and its respective successors and assigns, and shall inure to the benefit of the Secured Party and its successors and assigns.  If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.  The Debtors acknowledge receipt of a copy of this Agreement.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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IN WITNESS WHEREOF, intending to be legally bound, the Debtors have caused this Agreement to be duly executed as of the date first above written.

DEBTOR:

WIN-ELDRICH GOLD, INC., a Nevada corporation
Organizational Identification No.: C585-1989

By:       /s/ Perry D. Muller
Name:  Perry D. Muller
Title:    President

DEBTOR:

ASHDOWN PROJECT, LLC, a Nevada limited liability company
Organization Identification No.: E0716882006-9
MANAGEMENT COMMITTEE:

/s/ David A. Caldwell	/s/ Pete Winn
Name: David A. Caldwell	Name: Pete Winn
Title: Member of Management Committee	Title: Member of Management Committee

/s/ Donald Prahl	/s/ Perry Muller
Name: Donald Prahl	Name: Perry Muller
Title: Member of Management Committee	Title: Member of Management Committee

Accepted:

SECURED PARTY:

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

By:     /s/ Dave A. Caldwell
Name:  Dave A. Caldwell
Title:  Chief Executive Officer

EXHIBIT A
Form of Endorsement

PAY TO THE ORDER OF GOLDEN PHOENIX MINERALS, INC.

By:	ASHDOWN PROJECT, LLC, a Nevada limited liability company

By:
Title:
Date:

EXHIBIT B

Location of Collateral

EXHIBIT C

DEED OF TRUST

A.P. N.:
Escrow No.:

When recorded mail to:
Golden Phoenix Minerals, Inc. 1675 East Prater Way, #102 Sparks, NV 89434

SHORT FORM DEED OF TRUST AND ASSIGNMENT OF RENTS

This Deed of Trust, made this 15th day of May, 2009, between, ASHDOWN PROJECT, LLC. herein called GRANTOR OR TRUSTOR whose address is P.O. Box 3540, Silver Springs, NV 89429, NEVADA TITLE COMPANY, a Nevada Corporation, herein called TRUSTEE, and GOLDEN PHOENIX MINERALS, INC., a Nevada corporation herein called BENEFICIARY, whose address is 1675 East Prater Way, #102, Sparks, NV 89434.

Witnesseth:  That Trustor IRREVOCABLY GRANTS, TRANSFERS AND SIGNS TO TRUSTEE IN TRUST, WITH POWER OF SALE, that property in Humboldt County, Nevada, described as:

SEE LEGAL DESCRIPTION ATTACHED HERETO
AND MADE A PART HEREOF AS EXHIBIT "A".

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining.

TOGETHER WITH the rents, issues and profits thereof, reserving the right to collect and use the same except during continuance of some default hereunder and during continuance of such default authorizing Beneficiary to collect and enforce the same by any lawful means in the name of any party hereto.

For the Purpose of Securing:  1. Performance of each agreement of Trustor or its managing member, Win-Eldrich Gold, Inc. (“WEG”) incorporated by reference or contained herein.  2. Payment of the indebtedness evidenced by one promissory note of even date herewith, and any extension or renewal thereof, in the principal sum of $5,300,000.00 executed by WEG in favor of Beneficiary or order.  3. Payment of such additional sums as may hereafter be advanced for the account of Trustor or Assigns by Beneficiary with interest thereon.

To Protect the Security of this Deed of Trust, Trustor Agrees:  By the execution and delivery of this Deed of Trust and the note secured hereby, that provisions (1) to (16) inclusive of the Deed of Trust recorded in the Book and at the page, or Document No.  of Official Records in the Office of the county recorder of the county where said property is located, noted below opposite the name of such county, viz:

Each of those Unpatented Mining Claims forth in Exhibit A to that certain Contribution Agreement by and between WEG and Trustor dated September 28, 2006, including the Claim Name, Date of Location, Humboldt County Book/Page and NMC Serial Number set forth therein.

(which provisions, identical in all counties, are printed on the reverse hereof) hereby are adopted and incorporated herein and made a part hereof as fully as though set forth herein at length; that he will observe and perform said provisions, and that the references to property, obligations, and parties in said provisions shall be construed to refer to the property, obligations, and parties set forth in the Deed of Trust.

The parties agree that with respect to provision 16, the amount of fire insurance required by covenant 2 shall be an amount reasonable and customary for like properties in like industries and with respect to attorney's fees provided by for covenant 7 the percentage shall be reasonable as determined by a court with jurisdiction.

The undersigned Trustor requests that a copy of any Notice of Default and of any Notice of Sale hereunder be mailed to him at his address herein above set forth.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this instrument has been executed, on the date first set forth above.

GRANTOR/TRUSTOR:

ASHDOWN PROJECT, LLC
MANAGEMENT COMMITTEE:

/s/ David A. Caldwell	/s/ Peter S. Winn
Name: David A. Caldwell	Name: Peter S. Winn
Title: Member of Management Committee	Title: Member of Management Committee

/s/ Donald Prahl	/s/ Perry Muller
Name: Donald Prahl	Name: Perry Muller
Title: Member of Management Committee	Title: Member of Management Committee

BENEFICIARY:
GOLDEN PHOENIX MINERALS, INC.

/s/ David A. Caldwell
Name:  David A. Caldwell
Title:    President
Address:  1675 East Prater Way, #102
  Sparks, NV 89434

EXHIBIT “A”

		Humboldt County	NMC Serial
Claim Number	Date of Location	Book/Page Number	Number

MISSY 13	1/10/1980	133/686	142990
MISSY 14	1/10/1980	133/687	142991
AD 4	2/11/1980	135/122	147898
AD 5	2/11/1980	135/123	147899
AD 6	2/11/1980	135/124	147900
AD 11	2/11/1980	135/129	147905
AD 12	2/11/1980	135/130	147906
AD 13	2/11/1980	135/131	147907
AD 14	2/11/1980	135/132	147908
AD 15	2/11/1980	135/133	147909
AD 20	2/11/1980	135/138	147914
AD 35	2/11/1980	135/153	147929
AD 68	2/11/1980	135/186	147962
AD 69	2/11/1980	135/187	147963
AD 96	2/11/1980	135/214	147990
AD 97	2/11/1980	135/215	147991
AD 98	2/11/1980	135/216	147992
AD 99	2/11/1980	135/217	147993
AD 100	2/11/1980	135/218	147994
AD 101	2/11/1980	135/219	147995
WESTWATER 46	5/7/1987	232/ 47	407620
WESTWATER 47	5/11/1987	232/48	407621
WESTWATER 48	5/11/1987	232/ 49	407622
WESTWATER 49	5/11/1987	232/50	407623
WESTWATER 50	5/12/1987	232/51	407624
WESTWATER 51	5/12/1987	232/52	407625
WESTWATER 52	5/12/1987	232/53	407626
WEG 12	4/23/1989	274/422	554208
WEG 13	4/23/1989	274/423	554209
AD 21B	11/17/1989	282/318	576659
AD 22B	11/17/1989	282/319	576660

AD 23B	11/17/1989	282/320	576661
AD 24B	11/17/1989	282/321	576662
AD 29B	11/17/1989	282/326	576667
AD 30B	11/17/1989	282/327	576668
AD 31B	11/17/1989	282/328	576669
AD 36B	11/17/1989	282/329	576670
AD 37B	11/17/1989	282/330	576671
AD 38B	11/17/1989	282/331	576672
AD 39B	11/17/1989	282/332	576673
AD 40B	11/17/1989	282/333	576674
AD 41B	11/17/1989	282/334	576675
AD 42B	11/17/1989	282/335	576676
AD 43B	11/17/1989	282/336	576677
AD 44B	11/17/1989	282/337	576678
AD 45B	11/17/1989	282/338	576679
AD 46B	11/17/1989	282/339	576680
AD 47B	11/17/1989	282/340	576681
AD 48B	11/17/1989	282/341	576682
AD 49B	11/17/1989	282/342	576683
AD 54B	11/17/1989	282/343	576684
AD 55B	11/17/1989	282/344	576685
AD 56B	11/17/1989	282/345	576686
AD 57B	11/17/1989	282/346	576687
AD 58B	11/17/1989	282/347	576688
AD 59B	11/17/1989	282/348	576689
AD 60B	11/17/1989	282/349	576690
AD 61B	11/17/1989	282/350	576691
AD 62B	11/17/1989	282/351	576692
AD 63B	11/17/1989	282/352	576693
AD 65B	11/17/1989	282/354	576695
AD 66B	11/17/1989	282/355	576696
AD 67B	11/17/1989	282/356	576697
AD 70B	11/17/1989	282/357	576698
AD 71B	11/17/1989	282/358	576699
AD 74B	11/17/1989	282/361	576702
AD 75B	11/17/1989	282/362	576703
AD 76B	11/17/1989	282/363	576704
AD 77B	11/17/1989	282/364	576705
AD 78B	11/17/1989	282/365	576706
AD 79B	11/17/1989	282/366	576707
AD 80B	11/17/1989	282/367	576708
AD 81B	11/17/1989	282/368	576709

AD 92B	11/17/1989	282/372	576713
AD 93B	11/17/1989	282/373	576714
AD 94B	11/17/1989	282/374	576715
AD 95B	11/17/1989	282/375	576716
MISSY 1B	11/17/1989	282/376	576717
MISSY 2B	11/17/1989	282/377	576718
MISSY 3B	11/17/1989	282/378	576719
MISSY 4B	11/17/1989	282/379	576720
MISSY 5B	11/17/1989	282/380	576721
MISSY 6B	11/17/1989	282/381	576722
MISSY 7B	11/17/1989	282/382	576723
MISSY 8B	11/17/1989	282/383	576724
MISSY 9B	11/17/1989	282/384	576725
MISSY lIB	11/17/1989	282/386	576727
AD 64C	3/20/1990	288/81	592290
AD 72C	3/20/1990	288/82	592291
AD 73C	3/20/1990	288/83	592292
WESTWATER 1	11/25/1992	319/ 7	676034
WESTWATER 2	11/25/1992	319/ 8	676035
WESTWATER 3	11/25/1992	319/ 9	676036
WESTWATER 4	11/25/1992	319/ 10	676037
WESTWATER 5	11/25/1992	319/11	676038
WESTWATER 6	11/25/1992	319/12	676039
WESTWATER 10	11/25/1992	319/16	676043
WESTWATER 11	11/25/1992	319/17	676044
WESTWATER 12	11/25/1992	319/18	676045
WESTWATER 15	11/25/1992	319/27	676048
WESTWATER 17	11/25/1992	319/29	676050

DO NOT RECORD

The following is a copy of provisions (1) to (16) inclusive, of the Deed of Trust, recorded in each county in Nevada, as stated in the foregoing Deed of Trust and incorporated by reference in said Deed of Trust as being part other of as if set forth at length therein.

To Protect the Security of This Deed of Trust, Trustor Agrees:

1. To properly care for and keep said property in good condition and repair; not to remove or demolish any building thereon; to complete in good and workmanlike manner any building which may be constructed thereon, and to pay when due all claims for labor performed and materials furnished therefor; to comply with all laws,  ordinances  and  regulations requiring any alterations or improvements to be made  thereon; not to commit or permit any  waste  thereof; not to commit suffer or permit any act to be done in or  upon said property in violation of law; to cultivate, irrigate, fertilize,  fumigate,  prune  and/or do any other act or acts, all in a timely proper manner, which, from the character or use of said property, maybe reasonable necessary, the specific   enumeration's herein not excluding the general.
2. The Grantor agrees to pay and discharge all costs, fees and expenses of these Trusts, including costs of evidence of title and Trustee's fees in connection with sale, whether completed or not, which amounts shall become due upon delivery to Trustee of Declaration of Default and Demand for sale, as hereinafter provided.
3. The amount collected under any fire insurance policy shall be credited: first, to accrued interest; next to expenditures hereunder; and any remainder upon the principal, and interest shall thereupon cease upon the amount so credited  upon principal provided, however, that at the  option  of  the Beneficiary,  the entire amount collected under the policies or any part thereof  may be  released to the Grantor, without liability upon the Trustee for such release.
4. The Grantor promises and agrees that if, during the existence of the Trust there be commenced or pending any suit or action affecting said conveyed premises, or any part thereof, of the title thereto, or if any adverse claim for or against said premises, or any part thereof, be made or asserted, he will appear in and defend any such matter purporting to affect the security and will pay all costs and damages arising because of such action.
5. Any award of damages in connection with any condemnation for public use  of or injury to any property or any part thereof is hereby assigned and shall be paid to Beneficiary, who may apply or release such moneys received by him in the same manner and with the same affect as herein provided for disposition of proceeds of insurance.
6. Trustee shall be under no obligation to notify any party hereto of any pending sale hereunder or action or proceeding of any kind in which Grantor, Beneficiary and/or Trustee shall be named as defendant, unless brought by Trustee.
7. Acceptance by Beneficiary of any sum in payment of any indebtedness secured hereby, after the date when the same is due, shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums so secured or to declare default as herein provided for failure so to pay.
8. Trustee may, at any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and the notes secured hereby for endorsement; and without affecting the personal liability of any  person  for  payment  of  the indebtedness secured hereby for the effect of this Deed of Trust upon the remainder of said property; reconvey any part of said property, consent in writing to the making of any map or plan thereof; join in granting any easement thereon; or join in any extension agreement or subordination agreement in connection herewith.
9. Upon receipt of written request from Beneficiary reciting that all sums secured hereby have been paid and upon surrender of this Deed and said note to Trustee for cancellation and retention and upon payment of its fees, the Trustee shall reconvey without warranty the property then held hereunder. The recitals in such reconveyance of any matters of fact shall be conclusive proof of the truth thereof.   The Grantee in such reconveyance may be described  in general terms as "the person or persons legally entitled thereto", and Trustee is authorized to retain this Deed of Trust and note.
10. (a) Should default be made by Grantor in payment of any indebtedness secured hereby and/or in performance of any agreement herein, then Beneficiary may declare all sums secured hereby immediately due by delivery to  Trustee of written declaration of default and demand for sale and of written notice of default and election to cause said property to be sold (which notice Trustee shall cause to be filed for record) and shall surrender to Trustee this Deed, the notes and all documents evidencing any expenditure secured hereby.
(b) After three months shall have elapsed following recordation  of  any such notice of default, Trustee shall sell property at such time and  at such place in the State of Nevada as the Trustee, in its sole discretion, shall deem best  to accomplish the objects of these  Trusts, having first given notice of such  sale  as then required by law. Place of sale may be either in the county in  which  the property to be  sold, or any part thereof, is situated or  at any office  of  the Trustee located in the State of Nevada.
(c) The Grantor, Pledger and Mortgagor of the personal property herein pledged and/or mortgaged waives any and all other demands or notices as conditions precedent to sale of such personalty.
(d) Trustee may postpone sale of all, or any portion, of said property by public announcement at the time fixed by said notice of sale and may thereafter postpone said sale from time to time by public announcement at the time previously appointed.
(e) At the time of sale so fixed, Trustee may sell the property so advertised or any part thereof, either as a whole or in  separate  parcels  at  its  sole discretion, at public auction, to the highest bidder for cash in lawful money of the United States, payable at time of sale and shall deliver to such purchaser a deed conveying the property so sold but without covenant or warranty, express or implied, Grantor hereby agrees to surrender, immediately and without demand, possession of said property to such purchaser.

11. Trustee shall apply the proceeds of any such sale to payment of: expenses of sale and all charges and expenses of Trustee and of these Trusts, including cost of evidence of title and Trustee's fee in connection with sale; all sums expended under the terms  hereof, not then  repaid, with accrued interest at the rate of ten percent (10%) per annum; all other sums then secured hereby, and the remainder, if any, to the person or persons legally entitled thereto.
12. The Beneficiary or assigns may, at any time, by instrument in writing appoint a successor or successors to the Trustee named herein or acting hereunder, which instrument, executed and acknowledged by beneficiary, and recorded in the Office of the County Recorder of the County or Counties wherein said property is situated, shall be conclusive proof of the proper substitution of such successor or trustee, who shall have all the estate, powers, duties and trusts in the premises vested in or conferred on the original Trustee. If there be more than one Trustee, either may act alone and execute the Trusts upon the request of the Beneficiary and his acts shall be deemed to be the acts of all Trustees, and the recital in any conveyance executed by such sole trustee of such requests shall be conclusive evidence thereof, and of the authority of such sole Trustee to act.
13. This Deed of Trust applies to, inures to the. benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns.
14. Trustee accepts these trusts when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.
15. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural, and the term Beneficiary shall include any further holder, including pledgees, of the note secured hereby.
16. Where not inconsistent with the above, the following covenants, No. 1;2  ($____________); 3;4 (the same as the note secured hereby) 5;6;7 (reasonable as determined by a court with jurisdiction);8; of NRS 107.030 are hereby adopted and made a part of this Deed of Trust.

DO NOT RECORD

REQUEST FOR FULL RECONVEYANCE
to be used only when note has been paid

To NEVADA TITLE COMPANY, Trustee:	Dated:
The undersigned is the legal owner and holder of all  indebtedness  secured  by  the  within  Deed of Trust.  All sums secured by said Deed of Trust have been fully paid and satisfied; and you are hereby requested and directed, on payment to you of any sums owing to you under the terms of said Deed of Trust to cancel all evidences of indebtedness, secured by this Deed of Trust, delivered to you herewith together with said Deed of Trust, and to reconvey, without warranty, to the parties designated by the terms of said Deed of Trust, the estate now held by you under the same.

MAIL RECONVEYANCE TO:

By:

By:

Do not lose or destroy this Deed of Trust OR THE NOTE which it secures. Both must be delivered to the Trustee for cancellation before reconveyance will be made.

EXHIBIT D

SETTLEMENT AND RELEASE AGREEMENT

MUTUAL RELEASE AGREEMENT

This Mutual Release Agreement (the “Agreement”) is made and entered into as of May 13, 2009 (the “Effective Date”), by and between Golden Phoenix Minerals, Inc., a Nevada corporation and all of its parent or subsidiary companies, as applicable (collectively, “GPXM”) and Win-Eldrich Gold, Inc., a Nevada corporation and all of its parent or subsidiary companies, as applicable (collectively, “WEG”) and Ashdown Project LLC as to the releases herein.

RECITALS AND DEFINITIONS

A.           The term “Agents” shall mean, including but not limited to: agents, employees, associates, representatives, attorneys, affiliates, officers, directors, members, managing members, shareholders, partners, successors, assigns, insurers, executors, administrators, beneficiaries, estates, spouses and heirs, as the case may be;

B.           The term “Claims” shall mean, including but not limited to: all claims, demands, actions, causes of action, contentions, rights, debts, liabilities, accounts, obligations, duties, promises, costs, expenses (including, but not limited to attorney's fees), liens, subrogation rights, indemnification rights, damages and losses of any kind or nature whatsoever;

C.           On or about September 26, 2006, the parties caused to be filed Articles of Organization for Ashdown Project, LLC (the “Ashdown LLC”).  Pursuant to that certain Operating Agreement dated September 28, 2006 of the Ashdown LLC (“Operating Agreement”), the members of the company are GPXM, owning an initial membership interest constituting sixty percent (60%), and WEG, owning an initial membership interest constituting forty percent (40%);

D.           Since the formation of the Ashdown LLC, WEG and GPXM have each alleged numerous claims and breaches of the Operating Agreement and that certain Side Letter dated September 26, 2006 (the “Side Letter”) against each other.  The disputes of the parties arising from or related to the Operating Agreement, the Side Letter, the Ashdown LLC or mine or properties related to the Ashdown LLC shall collectively be referred to herein as the “Disputes.”

E.           The parties negotiated certain terms by which WEG will purchase all of GPXM’s interest in and to the Ashdown LLC.  Among those terms agreed to, WEG will pay GPXM the aggregate purchase price of Five Million Three Hundred Thousand Dollars ($5,300,000) to be evidenced by a secured promissory note, and grant GPXM a security interest in the assets of, and in WEG’s interest in, the Ashdown LLC, to be evidenced by a security agreement and deed of trust.  Further, as additional consideration for entering into the above-referenced transaction, each party agreed to release the other (and Ashdown LLC) from any Claims related to the Disputes; and

F.           Therefore, the parties hereto desire to settle the Disputes, all claims, disputes, and controversies between them arising out of the Operating Agreement, and all other agreements, side letter agreements, arrangements, whether oral or written, arising out of or in connection with the Ashdown LLC or the mine or properties related to the Ashdown LLC.

AGREEMENT

In consideration of the mutual covenants set forth in this Agreement and other consideration, including that set forth in the Recitals, the receipt and sufficiency of which is hereby acknowledged, subject to the conditions contained herein, the parties agree as follows:

1.             In General.  This Agreement is entered into by the parties in compromise of disputes and claims.  Nothing contained in this Agreement shall be construed as an admission of liability on the part of any of the parties, by whom liability is expressly denied.

2.             Operating Agreement.  Pursuant to the terms of the Operating Agreement and the Purchase Agreement, upon the withdrawal of a Member (as that term is defined therein), the parties acknowledge and agree that GPXM will no longer be a party to the Operating Agreement, effective as of the Closing, as defined in the Purchase Agreement.

3.             No Disparagement.  The parties agree to treat each other respectfully and professionally and not to disparage the other party, and the other parties’ Agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that the parties will respond accurately and fully to any question, inquiry or request for information when required by the legal process.

4.             Mutual Releases.

(a)           Release by WEG.  Effective as of Closing (as defined in the Purchase Agreement) WEG hereby absolutely, forever and fully, generally and specifically, releases and discharges GPXM and Ashdown LLC, and any Agents of GPXM and Ashdown LLC from any and all Claims, whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether known or unknown, suspected or unsuspected, matured or not matured, fixed or contingent, and whether due in the past, present or future, with respect to, pertaining to, based on, arising from or relating to any matters, acts, omissions, events, conduct or occurrences which have taken place at any time prior to the date of this Agreement, including, without limitations, all Claims related to the Operating Agreement, the Side Letter, any Underlying Agreements (as that term is defined in the Operating Agreement), the Disputes, and any other side letter agreement, arrangement or other agreement, whether written or oral, in any way related to the Ashdown LLC or the mine or properties relating to the Ashdown LLC; provided, however, this release will not extend to: (i) any breaches of representations, warranties or covenants made under this Agreement or the Purchase Agreement; (ii) or any claims for gross negligence, criminal conduct, breach of fiduciary duty, intentional misconduct or fraud; and (iii) or any claims arising out of item numbers 4 and 6 of Schedule 2(d) of the Purchase Agreement.  All such Claims are forever barred by this Agreement.

(b)           Release by GPXM.  Effective as of Closing GPXM hereby absolutely, forever and fully, generally and specifically, releases and discharges WEG and Ashdown LLC, and any Agents of WEG and Ashdown LLC from any and all Claims, whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether known or unknown, suspected or unsuspected, matured or not matured, fixed or contingent, and whether due in the past, present or future, with respect to, pertaining to, based on, arising from or relating to any matters, acts, omissions, events, conduct or occurrences which have taken place at any time prior to the date of this Agreement, including, without limitations, all Claims related to the Operating Agreement, the Side Letter, any Underlying Agreements (as that term is defined in the Operating Agreement), the Disputes, and any other side letter agreement, arrangement or other agreement, whether written or oral, in any way related to the Ashdown LLC or the mine or properties relating to the Ashdown LLC; provided, however, this release will not extend to: (i) any breaches of representations, warranties or covenants made under this Agreement or the Purchase Agreement; or (ii) any claims for gross negligence, criminal conduct, breach of fiduciary duty, intentional misconduct or fraud.  All such Claims are forever barred by this Agreement.

(c)           Release by Ashdown LLC.  Effective as of Closing Ashdown LLC hereby absolutely, forever and fully, generally and specifically, releases and discharges WEG and GPXM, and any Agents of WEG and GPXM from any and all Claims, whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether known or unknown, suspected or unsuspected, matured or not matured, fixed or contingent, and whether due in the past, present or future, with respect to, pertaining to, based on, arising from or relating to any matters, acts, omissions, events, conduct or occurrences which have taken place at any time prior to the date of this Agreement, including, without limitations, all Claims related to the Operating Agreement, the Side Letter, any Underlying Agreements (as that term is defined in the Operating Agreement), the Disputes, and any other side letter agreement, arrangement or other agreement, whether written or oral, in any way related to the Ashdown LLC or the mine or properties relating to the Ashdown LLC; provided, however, this release will not extend to: (i) any breaches of representations, warranties or covenants made under this Agreement or the Purchase Agreement; or (ii) any claims for gross negligence, criminal conduct, breach of fiduciary duty, intentional misconduct or fraud.  All such Claims are forever barred by this Agreement.

(d)           General Release Waiver. The Parties acknowledge that they have read and had the opportunity to be advised by legal counsel and are familiar with the provisions of this Agreement and the general release, which extends to claims whether now known or unknown, and understand that to the extent any applicable law provides that a general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, the parties hereby expressly waive any and all rights they have thereunder.  The Parties understand and acknowledge the significance and consequence of the specific waiver of any such statutory provisions available, and hereby assume full responsibility for any damage, losses or liabilities that they may hereafter discover as possibly resulting from the Operating Agreement, the Disputes, the Ashdown LLC and/or the mine or properties related to the Ashdown LLC.

/s/ WEG	/s/ GPXM	/s/ LLC
initials (WEG)	initials (GPXM)	initials (LLC)

5.             No Pending or Future Lawsuits.  WEG represents that, except as being released pursuant to this Agreement, it has no lawsuits, claims, or actions pending in its name, or on behalf of any other person or entity, against GPXM or GPXM’s Agents.  WEG also represents that it does not intend to bring any claims on its own behalf or on behalf of any other person or entity against GPXM or GPXM’s Agents.  GPXM represents that, except as being released pursuant to this Agreement, it has no lawsuits, claims, or actions pending in its name, or on behalf of any other person or entity, against WEG or WEG’s Agents.  GPXM also represents that it does not intend to bring any claims on its own behalf or on behalf of any other person or entity against WEG or WEG’s Agents.  The parties agree not to sue further or otherwise prosecute each other with respect to any matter settled or released in this Agreement.

6.             Actions Contrary to Law.  Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, or regulation, contrary to which the parties have no legal right to contract, then the latter shall prevail; but in such event, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

7.             Reliance. In making this Agreement, it is understood and agreed that the parties each relied wholly upon their own judgment, belief and knowledge of the nature and extent of their damages, if any, and that they have not been influenced to any extent whatsoever in making this Agreement by any representations or statements regarding said damages or any other matters made by persons, firms, partnerships, or corporations who are hereby released, or by any person or persons representing it or them.

8.             Construction. This Agreement shall be construed without regard to the drafter of the same and shall be construed as though all parties hereto participated equally in the drafting of the Agreement.

9.             Miscellaneous.

9.1.           Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery or sent by facsimile, addressed (i) if to GPXM, at the address set forth on the signature page hereto or such other address as it has furnished to WEG in writing in accordance with this subsection, or (ii) if to WEG or the LLC, at the address set forth on the signature page hereto or such other address as it has furnished to GPXM in writing in accordance with this subsection.  A notice shall be deemed effectively given, (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not, then on the next business day; (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

9.2.           Entire Agreement.  This Agreement supersedes any and all agreements, either oral or written, between the parties with respect to the subject matter hereof.  Any modification of this Agreement will be effective only if it is in writing and signed by all parties.

9.3.           Cooperation.  Each of the parties, for themselves and on behalf of their respective present and former Agents, hereby warrants and represents that he or it shall do all things and execute all documents necessary to carry out the agreements and covenants contained in this Agreement, and to effectuate the purposes of this Agreement.  Any and all executory provisions under this Agreement shall survive the consummation of this Agreement and shall continue in full force and effect until fully performed and satisfied.

9.4.           Assignment.  This Agreement and the promises and covenants herein shall be binding upon, inure to the benefit of, and be enforceable by the officers, directors, shareholders, employees, parties, affiliates, representatives, agents, insurers, heirs, beneficiaries, successors and assigns of each of the parties hereto. Each of the parties hereby warrants and represents that it has not made and shall not at any time make or cause to be made, any pledge, hypothecation, assignment or transfer of any kind or nature whatsoever of any of the Claims released and discharged pursuant to this Agreement.

9.5.           Advice of Counsel; Tax Consequences.  Each of the parties represents and warrants that it has been represented by independent counsel or has had the opportunity to be represented by independent counsel and has investigated the facts with respect to, pertaining to, based on or arising from this Agreement, and all matters referred to herein, as deemed necessary by each.  Neither party makes any representation, warranty or covenant as to any tax consequences or liability that either may face related to the release provided for in this Agreement.

9.6.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflict of laws principles.

9.7           Jurisdiction and Venue.  The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Nevada, County of Washoe in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by either party in connection with this Agreement or any related documents may be venued in either the state or federal courts located in the State of Nevada, County of Washoe; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

9.8.           Attorneys’ Fees.  In the event of any litigation, arbitration, or other proceeding arising out of this Agreement, or the parties’ performance as outlined herein, the prevailing party will be entitled to an award of costs, including an award of reasonable attorneys' fees.  Any judgment, order, or award entered in any such proceeding will designate a specific sum as such an award of attorneys’ fees and costs incurred.  This attorneys’ fee provision is intended to be severable from the other provisions of this Agreement, will survive any judgment or order entered in any proceeding and will not be deemed merged into any such judgment or order, so that such further fees and costs as may be incurred in the enforcement of an award or judgment or in defending it on appeal will likewise be recoverable by further order of a court or panel or in a separate action as may be appropriate.

9.9.           Waiver.  Failure of any party to enforce any provision or provisions of this Agreement shall not waive any enforcement of any continuing breach of the same provision or provisions or any breach of any provision or provisions of this Agreement.  No breach of this Agreement, or of any term or provision herein, can be waived except by an express written waiver executed by the party who has agreed to waive such breach.  Waiver of any one breach shall not be deemed a waiver of any other breach of the same or other terms or provisions of this Agreement.

9.10.         Severance. In the event that any provision of this Agreement should be held to be void, voidable or unenforceable, the remaining portions hereto shall remain in full force and effect.

9.11.         Counterparts.  This Agreement may be signed in one or more counterparts (by facsimile or otherwise), all of which shall be treated as one and the same instrument.

9.12.         Facsimile.  Executed copies of this Agreement may be exchanged via facsimile or other electronic method, including via PDF file, and such signatures shall be deemed as originals.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

CAUTION:  THIS AFFECTS YOUR LEGAL RIGHTS
READ BEFORE SIGNING
(TO BE EXECUTED AT CLOSING)

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first indicated above.

WIN-ELDRICH GOLD, INC.

/s/ Perry D. Muller
Name:	Perry D. Muller
Title:	President
Address:	PO Box 3540
Silver Springs, NV 89429

GOLDEN PHOENIX MINERALS, INC.

/s/ David A. Caldwell
Name:	David A. Caldwell
Title:	Chief Executive Officer
Address:	1675 East Prater WAY #102
Sparks, NV 89434

ASHDOWN PROJECT, LLC
MANAGEMENT COMMITTEE:

/s/ David A. Caldwell		/s/ Pete Winn
Name:	David A. Caldwell	Name:	Pete Winn
Title:	Member of Management Committee	Title:	Member of Management Committee

/s/ Donald Prahl		/s/ Perry Muller
Name:	Donald Prahl	Name:	Perry Muller
Title:	Member of Management Committee	Title:	Member of Management Committee

EXHIBIT E

ASHDOWN MILL SIDE LETTER AGREEMENT

Ashdown Mill Binding Side Letter Agreement

This Ashdown Mill Binding Side Letter Agreement (“Side Letter Agreement”) is made as of May 13, 2009, by and between Perry Muller, an individual (“PM”), Ashdown Project LLC, a Nevada limited liability company (“Ashdown”), and Golden Phoenix Minerals, Inc., a Nevada corporation (“GPM”).

Recitals

WHEREAS, the Parties signatory hereto, have entered into that certain Global Settlement Agreement and Mutual Release of All Claims by All Parties, dated as of May 13, 2009 (the “Settlement Agreement”) with Retrievers, LLC, a Nevada limited liability company (“Retrievers”), John Tingue, individually and as a Member and Manager of Retrievers (“JT”), and Kris Tingue, individually and as Member and Manager of Retrievers (“KT”), in connection with the settlement and release of all claims and disputes, including, but not limited to, that certain lawsuit filed against the parties hereto in the Sixth Judicial District Court of the State of Nevada, in and for the County of Humboldt, Case No. CV-17880 (collectively, the “Lawsuit”).

WHEREAS, the Lawsuit sought to establish title in and to those certain pieces of personal property, equipment and machinery known as the Ashdown Mill (also sometimes referred to as the Kingston Mill).

WHEREAS, in settlement of the Lawsuit, among other things, PM, or his assigns, agreed to pay to Retrievers the amount of One Hundred Thousand Dollars ($100,000) in exchange for a bill of sale and title to the Ashdown Mill.

WHEREAS, concurrently with entry into the Settlement Agreement, GPM and Win-Eldrich Gold, Inc., a Nevada corporation and a Member and a Manager of Ashdown (“WEG”) are negotiating an agreement for the sale of all of GPM’s ownership interest in Ashdown to WEG, to be evidenced by the issuance of a secured promissory note, secured by the assets of Ashdown and WEG’s ownership interest in Ashdown.

WHEREAS, the parties desire to confirm their intent that the Ashdown Mill be used exclusively at the mining site owned and operated by Ashdown, and that PM shall lease and convey title to the Ashdown Mill to Ashdown upon the terms and conditions set forth herein.

NOW THEREFORE, the parties signatory hereto agree as follows:

1.             Lease.  Immediately upon execution of the Settlement Agreement, PM agrees to enter into a lease agreement, whereby he shall lease the Ashdown Mill to Ashdown for its sole and exclusive use at the mining property owned and operated by Ashdown, for such consideration as shall be negotiated in an arm’s length transaction and mutually agreed upon.

2.             Ashdown Option.  At any time following the entry into the lease agreement referenced in Section 1 and while that certain Secured Promissory Note made by WEG in favor of GPM in the principal amount of Five Million Three Hundred Thousand Dollars ($5,300,000) (the “Note”) is outstanding and for an additional four (4) months following the termination of the Note, whether by expiration upon the Maturity Date (as defined in the Note), payment in full of all obligations and indebtedness under the Note or upon termination by GPM upon WEG’s default under the Note, Ashdown shall have the option to purchase the Ashdown Mill by tendering payment to PM for the full amount of One Hundred Ten Thousand Dollars ($110,000), which amount includes that certain Ten Thousand Dollar ($10,000) loan fee, with any such lease payments previously made to PM being subtracted therefrom.

3.             Conveyance of Title; Termination.  Immediately upon Ashdown’s payment in full of the principal amount of One Hundred Ten Thousand Dollars ($110,000), owed to PM or his assignee in repayment of the amount paid to Retriever’s as part of the Settlement Agreement, PM shall deliver a bill of sale and effectively convey title in the Ashdown Mill to Ashdown, at which point this Side Letter Agreement shall immediately terminate.

4.             Assignees of PM.  Pursuant to Sections 1.2(d) and 1.3 of the Settlement Agreement, Retriever’s agrees to execute and deliver a bill of sale for the Ashdown Mill in the name of PM or his assignee (emphasis added).  This Side Letter Agreement is intended to be binding upon any such assignee in accordance with the terms hereof.  PM agrees not to assign title to the Ashdown Mill unless any such assignee agrees to be bound by the terms of this Side Letter Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first indicated above.

ASHDOWN PROJECT, LLC
MANAGEMENT COMMITTEE:

/s/ David A. Caldwell		/s/ Peter S. Winn
Name:	David A. Caldwell	Name:	Peter S. Winn
Title:	Member of Management Committee	Title:	Member of Management Committee

Address:	1675 East Prater Way, #102		Address:
Sparks, NV 89434

/s/ Donald Prahl		/s/ Perry Muller
Name:	Donald Prahl	Name:	Perry Muller
Title:	Member of Management Committee	Title:	Member of Management Committee

Address:	1675 East Prater Way, #102	Address:
Sparks, NV 89434

PERRY MULLER		GOLDEN PHOENIX MINERALS, INC.

/s/ Perry Muller		/s/ David A. Caldwell
By: David A. Caldwell, Chief Executive Officer

SCHEDULE 1.1(b)(i)

PREEXISTING LIENS

Date of Notice	Type of Document	Vendor	Demand
01/30/09	Lien	Rock Machinery Technologies, Inc.	$11,496.01
		Keith Howell, Churchill County

01/12/09	Lien	Sell Lumber	$35,757.48
		Thomas P. Erwin, agent

02/13/09	Summons	DMC-Dynatec Mining Services Corporation	$108,448.52
	Complaint	J. Stephen Peek, Esq	Plus legal
	Lien	Holland & Hart LLP
		775-327-3000

SCHEDULE 1

SCHEDULE 2(c)

PERMITTED LIENS

1.	Lien Claims

Date of Notice	Type of Document	Vendor	Demand
01/30/09	Lien	Rock Machinery Technologies, Inc.	$11,496.01
		Keith Howell, Churchill County

01/12/09	Lien	Sell Lumber	$35,757.48
		Thomas P. Erwin, agent

02/13/09	Summons	DMC-Dynatec Mining Services Corporation	$108,448.52
	Complaint	J. Stephen Peek, Esq	Plus legal
	Lien	Holland & Hart LLP
		775-327-3000

2.	Priority Amount

3.	Ashdown Mill Lease and Future Financing Arrangements Up to $500,000

4.	Preexisting Liens

5.	Schedule 4.1 Leases

6.	Schedule 4.1(c) Obligations

7.	“Off take” agreements and “forward sales” contracts

8.	Accounts Receivable factoring

9.	Cash “lock box” agreements

10.	Liens arising out of the litigation identified in Schedule 2(d)

SCHEDULE 2

SCHEDULE 2(d)

LITIGATION

1.       Tetra Financial v. Ashdown Project, LLC et al
2.       Retrievers LLC v. Ashdown Project LLC, et al, Case No. CV 17880 6th Judicial District Court of the state of Nevada, Humboldt County
3.       DMC-Dinatech Mining Services Corporation – a complaint has not been filed, but on February 13, 2009, DMC Mining recorded a mechanic’s lien against real property, mining claims and mineral deposits at the Ashdown mine claiming approximately $108,448 due for mechanic’s labor.
4.       As of March 2, 2009, Ahern Rentals, Inc. filed a lien against Seller in the amount of $13,208.86 for Water Truck rental for drilling services.  As of the date of this Agreement, Seller has paid $2,891.90 and there is a balance of $10,316.96 owed.  **
5.       On December 17, 2008 the LLC received a letter from DEA Incorporated demanding $1,015.36 related to mine supplies for the LLC.
6.       On October 22, 2008, the Seller received a summons and complaint initiated by its former Ashdown Mine Manager, Earl Harrison, in an amount equal to $172,116.  The claim relates to a Promissory Note and accrued interest stemming from the lease of Mr. Harrison’s mining equipment and other amounts due him prior to the formation of the Ashdown LLC.  This Note had been the subject of regular monthly payments until the deteriorating capital markets forced the Seller to suspend this payment schedule.  The Seller agreed with the amounts detailed in the complaint and had no objection to Mr. Harrison’s claim.  The Seller is now in receipt of a default judgment dated February 2, 2009 entered in Mr. Harrison’s favor, awarding Mr. Harrison $165,197 plus accrued interest through December 31, 2008 of $5,094 and additional interest that accrues at a daily rate of $18.66 until the Note is paid in full.  Seller has been in discussions with Mr. Harrison and his attorney throughout this period of time and initiated a formal process to negotiate a settlement in this matter on February 4, 2009. **
7.       On December 12, 2008, a letter was received by the LLC from Theisen Team USA, Inc. demanding payment of $36,742 for the Shotcrete machine & shotcrete for the LLC.
8.       On December 23, 2008, a complaint was filed by Tallman Lumber against the LLC.  This dispute has been settled for the amount of $12,148.68, to be paid in four installments.
9.       On February 5, 2009, the LLC received a letter from Mining Equipment, Ltd. demanding payment of $20,659 owed on the U/G mine fan.
10.     On February 19, 2009 a settlement was approved with the Mine Safety & Health Administration requiring Seller to pay the amount of $48,000.
11.     On January 12, 2009 a lien was filed by Sell Lumber against the LLC in the amount of $35,757.48 related to lumber provided to the LLC.
12.     On January 30, 2009 a lien was filed by Rock Machinery Technologies, Inc. against the LLC in the amount of $11,496.01 related to mill equipment for the LLC.
13.     On April 16, 2009, a complaint was filed by Ed Staub & Sons Petroleum, Inc., against the LLC, Seller and Purchaser, requesting the payment of $107,992.62 owed to them in addition to certain other fees, expenses and relief.

** 4 AND 6 ARE NOT LLC LIABILITIES

SCHEDULE 2

SCHEDULE 2(i)

EXCEPTIONS TO TITLE OF ASSETS UNDER WEG CONTRIBUTION AGREEMENT

Nevada Water Rights:  Permit #44185

SCHEDULE 2

SCHEDULE 2(j)

INVESTIGATIONS

To best of Seller’s knowledge – none.

SCHEDULE 2

SCHEDULE 3(h)

EXCEPTIONS TO EFFECTIVENESS / GOOD STANDING OF UNDERLYING AGREEMENTS UNDER SELLER CONTRIBUTION AGREEMENT

1.
Ore Purchase Agreement between DRC and Seller dated August 18, 2004, as amended.  This Agreement was assigned to the LLC pursuant to the Contribution between Seller and the LLC dated September 28, 2006.

2.
Settlement Agreement dated August 26, 2005 between Seller and Earl Harrison d/b/a Western Mine Development, Retrievers, LLC, John Tingue and Kris Tingue.  This agreement is the basis for that certain complaint filed by Retrievers, which all parties have been participating in negotiating a mutually agreeable settlement to.  Finalizing this settlement is a condition to Closing under these Transaction Documents.

3.
Millsite Lease Agreement dated April 1, 2005 with Claude Edward Morris.  Seller is aware that the LLC has been in default on payment obligations under this agreement for approximately six (6) months from the date of this Agreement, but is not aware that Morris has notified the LLC of such default.

4.
Denio Junction Lease Agreement dated November 1, 2006.  This is not an agreement specifically set forth in Exhibit A to the Contribution Agreement, however, Seller is aware that this is an agreement that the LLC is currently in default on, but is not aware that Denio Junction has notified the LLC of such default.

SCHEDULE 3

SCHEDULE 3(j)

INVESTIGATIONS

Except as set forth in the Schedules to this Agreement, none.

SCHEDULE 3

SCHEDULE 4.1
LEASED ASSETS / EQUIPMENT TO BE TRANSFERRED

Description	Quantity	ID #	LPN	Lease Rate Per Month

Mucker	2			$3,000
Driscopipe Welder	1			$600
2004 GMC w/ camper shell – silver	1	2GTEK19T341339087	030RVB	$550
2002 C&B Utility Trailer	1	4JUUS16202N008561	46368M	$200
2001 GMC Sierra K1500 – gray	1	1GTEK19TX1E162032	467NVE	$500
2001 GMC Sierra – blue	1	1GTEK19TX1E166419	466NVE	$500
1999 Chevy 1 Ton Crewcab – white	1	1GCHK33J6XF041579	015PYW	$475
Whisperwatt 25KVA Generator	1	MQ25 3664809		$1,000
1989 Ford Van – tan (Note – this vehicle may no longer be on site at Ashdown, WEG to confirm)	1	1F8JS31H3KHC03350	Not known	$400

SCHEDULE 4

SCHEDULE 4.1(v)

OBLIGATIONS OF LLC ON WHICH SELLER IS GUARANTOR

1.	IRS – all unpaid taxes related to payroll obligations of the LLC accruing on or after December 31, 2008.
2.	GMAC – 2004 GMC Pick-up Truck, payments currently being maintained by Bill Thomas.
3.	Evans Dewatering, Inc. – vendor contract, LLC owes $13,442.26 as of the date of this Agreement.
4.	All such additional LLC obligations as set forth below, with the last column detailing which person or entity is obligated as a guarantor:

Contract Date	Vendor	Reference Number	Description of Purchase	Term in Months	Monthly Payment Amount	Contract Balance 12/31/2008	Guarantor
Capital Leases
04/25/07	GE Capital	4495495001	Miner's Dry	24	$1,271.56	$7,242.42	Kent Aveson or Dave Caldwell
11/16/07	Theissen Team	145US	Shotcrete Machine	12	$1,710.00	$4,021.56	Kent Aveson or Dave Caldwell
03/01/08	GE Capital	8376037-001	2005 Telehandler	48	$1,148.76	$42,921.69	Seller
06/11/08	Atlas Copco	21508 AVO8X162	Scooptram #1	48	$6,640.59	$258,195.56	Seller and Purchaser
08/01/08	GE Capital	8376037-002	2002 Telehandler	48	$1,475.60	$56,668.56	Seller
08/18/08	Atlas Copco	21508 AVO07X425	Scooptram #2	48	$5,591.81	$226,082.17	Seller and Purchaser

Operating Leases
04/01/05	Claude Edward Morris		Mill Site	240	$3,700.00		N/A
11/01/06	Denio Junction		RV Park	60	$3,000.00		N/A
08/03/07	ModSpace	727998-788314	Admin Bldg	48	$1,072.50		N/A
09/20/08	Tetra Financial	472T025 / 472T026	U/G Haul Trucks	48	$11,981.51		N/A

SCHEDULE 4

SCHEDULE 4.5

Except as set forth in Schedule 2(d) or elsewhere in the Schedules hereto, none.

SCHEDULE 4